Exhibit 99.9

EXECUTION COPY

Dated 11 October 2022

UP TO $208,330,000
TERM LOAN FACILITIES

GOOD FALKIRK (MI) LIMITED
as Borrower

TAYLOR MARITIME INVESTMENTS LIMITED
as Corporate Guarantor

TMI HOLDCO LIMITED
as a Guarantor

THE ENTITIES
listed in Schedule 1, Part A
as Existing Collateral Guarantors

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1, Part B
as Lenders

NORDEA BANK ABP, FILIAL I NORGE
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), SINGAPORE BRANCH
as Mandated Lead Arrangers and Bookrunners

NORDEA BANK ABP, FILIAL I NORGE
as Coordinator

NORDEA BANK ABP, FILIAL I NORGE
as Facility Agent

NORDEA BANK ABP, FILIAL I NORGE
as Security Agent

FACILITY AGREEMENT
relating to the acquisition of shares in
GRINDROD SHIPPING HOLDINGS LIMITED

Index

Clause		Page

Section 1 Interpretation		3
1	Definitions and Interpretation	3
Section 2 The Facilities		38
2	The Facilities	38
3	Purpose	39
4	Conditions of Utilisation	39
Section 3 Utilisation		43
5	Utilisation	43
Section 4 Repayment, Prepayment and Cancellation		46
6	Repayment	46
7	Prepayment and Cancellation	46
Section 5 Costs of Utilisation		52
8	Interest	52
9	Interest Periods	53
10	Changes to the Calculation of Interest	53
11	Fees	55
Section 6 Additional Payment Obligations		56
12	Tax Gross Up and Indemnities	56
13	Increased Costs	60
14	Other Indemnities	62
15	Mitigation by the Finance Parties	64
16	Costs and Expenses	65
Section 7 Guarantee		66
17	Guarantee and Indemnity	66
Section 8 Representations, Undertakings and Events of Default		69
18	Representations	69
19	Information Undertakings	77
20	Financial Covenants	82
21	General Undertakings	83
22	Insurance Undertakings	91
23	General Ship Undertakings	97
24	Security Cover	102
25	Accounts and application of Earnings	104
26	Events of Default	106
Section 9 Changes to Parties		112
27	Changes to the Lenders	112
28	Changes to the Transaction Obligors and Ships	117
Section 10 The Finance Parties		120
29	The Facility Agent and the Arrangers	120
30	The Security Agent	131
31	Conduct of Business by the Finance Parties	146
32	Sharing among the Finance Parties	146
Section 11 Administration		148
33	Payment Mechanics	148
34	Set-Off	151
35	Bail-In	151

36	Notices	152
37	Calculations and Certificates	154
38	Partial Invalidity	154
39	Remedies and Waivers	154
40	Entire Agreement	155
41	Settlement or Discharge Conditional	155
42	Irrevocable Payment	155
43	Amendments and Waivers	155
44	Confidential Information	160
45	Confidentiality of Funding Rates	164
46	Counterparts	166
47	The Subordinated Creditor and Subordinated Liabilities	166
Section 12 Governing Law and Enforcement		169
48	Governing Law	169
49	Enforcement	169
50	Limitation on Exercise	170

Schedules

Schedule 1 The Parties		172
	Part A The Obligors	172
	Part B The Original Lenders	175
	Part C The Servicing Parties	176
Schedule 2 Conditions Precedent		177
	Part A Conditions Precedent	177
	Part B Conditions Precedent to Term Loan Initial Borrowing Date and Acquisition	179
	Part C Conditions Precedent to Top Up Initial Borrowing Date and Acquisition	182
Schedule 3 Utilisation Request		183
Schedule 4 Form of Accession Deed		185
Schedule 5 Form of Transfer Certificate		188
Schedule 6 Form of Assignment Agreement		191
Schedule 7 Form of Compliance Certificate		194
Schedule 8 Timetables		195
Schedule 9 Existing Ships		196

Execution

Execution Pages		197

EXECUTION COPY

THIS AGREEMENT is made on 11 October 2022

PARTIES

(1)
GOOD FALKIRK (MI) LIMITED, a corporation incorporated in the Republic of the Marshall Islands with registered number 96379 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as borrower (the "Borrower")

(2)
TAYLOR MARITIME INVESTMENTS LIMITED, a company incorporated in Guernsey with registered number 69031 whose registered office is at Sarnia House, Le Truchot, St Peter Port, Guernsey GY1 1GR as a guarantor (the "Corporate Guarantor")

(3)
TMI HOLDCO LIMITED, a corporation incorporated in the Republic of the Marshall Islands with registered number 108363 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a guarantor ("TMI Holdco")

(4)
THE ENTITIES listed in Part A of Schedule 1 (The Parties), each a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as existing collateral guarantors (the "Existing Collateral Guarantors")

(5)	NORDEA BANK ABP, FILIAL I NORGE and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), SINGAPORE BRANCH as mandated lead arrangers and bookrunners (the "Arrangers")

(6)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders")

(7)	NORDEA BANK ABP, FILIAL I NORGE, acting in such capacity through its office at Essendrops gate 7, 0368 Oslo, Norway as coordinator for the other Finance Parties (the "Coordinator ")

(8)	NORDEA BANK ABP, FILIAL I NORGE, acting in such capacity through its office at Essendrops gate 7, 0368 Oslo, Norway as agent for the other Finance Parties (the "Facility Agent")

(9)	NORDEA BANK ABP, FILIAL I NORGE, acting in such capacity through its office at Essendrops gate 7, 0368 Oslo, Norway as agent for the other Finance Parties (the "Security Agent")

BACKGROUND

The Lenders have agreed to make available to the Borrower:

(A)	a senior secured term loan facility in a principal amount not exceeding $163,330,000; and

(B)
a non-amortizing senior secured top up term loan facility in a principal amount not exceeding $45,000,000 (and which, when aggregated with the senior secured term loan facility referred to in paragraph (A) above, shall not exceed $208,330,000), in each case to:

(i)
part-finance consideration payable for the Acquisition, and the payment of fees, costs, expenses and other Taxes incurred on or behalf of any Obligor in connection with the Acquisition, the Finance Documents, and the Acquisition Documents; or

(ii)	refinance any funds paid out by the Borrower out of its own funds to acquire any Target Shares in excess of $100,000,000.

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Accession Deed" means a document substantially in the form set out in Schedule 4 (Form of Accession Deed).

"Account Bank" means:

(a)	Berenberg Bank;

(b)	The Hongkong and Shanghai Banking Corporation Limited, acting through its office at 1 Queen’s Road Central, Hong Kong; or

(c)	any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Majority Lenders.

"Accounts" means the Earnings Accounts and the Settlement Accounts.

"Account Security" means a document creating Security over any Account in agreed form.

"Acquisition" means the acquisition by the Borrower of the Target Shares on the terms of the Acquisition Agreement(s) (if applicable) and/or the Offer in accordance with and on the terms of the relevant Acquisition Documents and the Singapore Takeover Code, including, if applicable, pursuant to any Squeeze-Out Procedure.

"Acquisition Agreement(s)" means, if applicable, any agreement(s) relating to the sale and purchase of the Target Shares and made between the Borrower (as buyer) and the Vendor(s) (as seller(s)).

"Acquisition Costs" means all fees, costs and expenses, stamp duty, registration and other Taxes incurred by the Borrower, the Corporate Guarantor or TMI Holdco in connection with the Acquisition or the Transaction Documents.

"Acquisition Documents" means:

(a)	the Acquisition Agreement(s) (if applicable);

(b)	the Offer Documents; and

(c)	any other document designated as an "Acquisition Document" by the Facility Agent and the Borrower (including, if and when applicable, any documents required to effect the Squeeze-Out Procedure).

"Acquisition Purpose" means the purpose set out in Clause 3.1 (Purpose).

"Additional Ship" has the meaning given to that term in Clause 28.3 (Ships).

"Advance" means any Utilisation of the Term Loan Facility or the Top Up Facility in each case under this Agreement.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Annex VI" means Annex VI of the Protocol of 1997 to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

"Approved Brokers" means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders.

"Approved Classification" means, in respect of a Ship, the classification approved in writing by the Facility Agent (acting with the authorisation of the Majority Lenders) with the relevant Approved Classification Society or the equivalent classification with another Approved Classification Society.

"Approved Classification Society" means, in relation to a Ship, DNV, Lloyds Register, American Bureau of Shipping, Bureau Veritas and Nippon Kaiji Kyokai or any other classification society approved in writing by the Facility Agent (acting with the authorisation of the Majority Lenders).

"Approved Commercial Manager" means Taylor Maritime (HK) Limited or any of its Affiliates or any other person approved in writing by the Facility Agent (acting with the authorisation of the Majority Lenders) as the commercial manager of a Ship.

"Approved Flag" means, in relation to a Ship, the flag of (i) Hong Kong, (ii) the Isle of Man, (iii) Singapore, (iv) Panama, (v) Bermuda, (vi) the Marshall Islands, (vii) Cyprus, (viii) the United Kingdom, (ix) Malta or (x) or such other flag approved in writing by the Facility Agent (acting with the authorisation of the Lenders).

"Approved Manager" means, in relation to a Ship, the relevant Approved Commercial Manager or the relevant Approved Technical Manager of that Ship.

"Approved Technical Manager" means Tamar Ship Management Limited, Fairmont Shipping (Canada) Ltd, Reederei Nord GmbH or any other person approved in writing by the Facility Agent (acting with the authorisation of the Majority Lenders) as the technical manager of a Ship.

"Approved Valuer" means Clarkson plc, Fearnleys AS, Hartland Shipping Services, Braemar Shipping Services plc, Simpson Spence & Young and Arrow Valuations Ltd (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent (acting with the authorisation of the Majority Lenders).

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

"Availability Period" means, in respect of a Facility, the period from and including the date of this Agreement to and including 17 March 2023.

"Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

(a)	the amount of its participation in the outstanding Advances under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any other Advance that is due to be made under that Facility on or before the proposed Utilisation Date.

"Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)
in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

"Berenberg Bank" means Joh. Berenberg, Gossler & Co. KG, acting through its office at Neuer Jungfernstieg 20, 20354 Hamburg, Germany.

"Break Costs" means the amount (if any) by which:

(a)
the interest (other than the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period exceeds

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Oslo, Stockholm, Singapore, New York and London and (in relation to the fixing of an interest rate) which is a US Government Securities Business Day.

"Buttery Family" means a vehicle controlled by Christopher Buttery and/or Edward Buttery.

"Cash Confirmation Account" has the meaning given to that term in Clause 25.2(b) (Payments into Settlement Accounts, Nostro Account, Non-Settlement Account and Cash Confirmation Account).

"Cash Deposit" has the meaning given to that term in Clause 25.2(b) (Payments into Settlement Accounts, Nostro Account, Non-Settlement Account and Cash Confirmation Account).

"Cash Proceeds Letter" has the meaning given to that term in Clause 7.12 (Mandatory Prepayment of Top Up Facility).

"Certain Funds Period" means the period commencing on the date of the GO Offer Document and ending on the earlier of:

(a)	the date on which the Offer lapses or is withdrawn in accordance with the Singapore Takeover Code;

(b)
the date which is 30 days after the later of (A) the Unconditional Date and (B) the date on which the Offer has closed for further acceptances or, in each case, if the Borrower has issued the requisite notices to the shareholders of the Target within 30 days of such date, such longer period as is necessary to complete the Squeeze-Out Procedure; and

(c)	the end of the Availability Period.

"Certain Funds Utilisation" means an Advance made or to be made during the Certain Funds Period where such Advance is to be made solely for the Acquisition Purpose.

"Change of Control Event" means:

(a)
if any person or group of persons acting in concert gain control of more than 30 per cent. of the issued or allotted ordinary share capital or the voting rights in the Corporate Guarantor, unless such person or group of persons is acceptable to the Majority Lenders;

(b)
any material change in the executive management of the Corporate Guarantor as a whole from that notified to the Facility Agent at the date of this Agreement and which impacts the ability of the Group to carry on its normal business operations;

(c)	an Approved Commercial Manager ceases to be the commercial manager of the Collateral Guarantors; and/or

(d)	Taylor Maritime Group Limited ceases to be owned, directly or indirectly, at least 50 per cent. by the Buttery Family,

and, for the purpose of paragraph (a) of this definition "control" means:

(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Corporate Guarantor; or

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Corporate Guarantor; or

(iii)
give directions with respect to the operating and financial policies of the Corporate Guarantor with which the directors or other equivalent officers of the Corporate Guarantor are obliged to comply; and/or

(b)
the holding beneficially of more than 50 per cent. of the issued shares of the Corporate Guarantor (excluding any issued shares that carry no right to participate beyond a specified amount in a distribution of either profits or capital).

"acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Corporate Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Corporate Guarantor.

"Charter" means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence.

"Clean-Up Date" means the date falling 60 days after the date the Borrower has gained, acquired or otherwise holds control of the shares in Target and, for the purpose of this definition, "control" means:

(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of Target; or

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of Target; or

(iii)	give directions with respect to the operating and financial policies of Target with which the directors or other equivalent officers of Target are obliged to comply; and/or

(b)
the holding beneficially of more than 50 per cent. of the issued shares of Target (excluding any issued shares that carry no right to participate beyond a specified amount in a distribution of either profits or capital).

"Clean-Up Default" means an Event of Default other than an Event of Default under any of Clause 26.2 (Non-payment), Clause 26.7 (Insolvency), Clause 26.8 (Insolvency proceedings), Clause 26.9 (Creditors' process), Clause 26.11 (Unlawfulness, invalidity and ranking), Clause 26.12 (Security imperilled) and Clause 26.16 (Repudiation and rescission of agreements).

"Clean-Up Representation" means any of the representations and warranties under Clause 18 (Representations).

"Clean-Up Undertaking" means any of the undertakings specified in Clause 21 (General Undertakings).

"Closing Date" means the date on which the Offer closes or such date as may be extended from time to time, subject to the Singapore Takeover Code and which such extended date has been approved in writing by the Facility Agent (acting with the authorisation of the Lenders acting reasonably).

"Code" means the US Internal Revenue Code of 1986.

"Collateral Guarantors" means:

(a)
the Existing Collateral Guarantors, each a wholly owned (directly or indirectly) Subsidiary of the Corporate Guarantor owning the Existing Collateral Vessel set out against its name in Schedule 9 (Existing Ships); and

(b)
any wholly owned (directly or indirectly) Subsidiary of the Corporate Guarantor which owns a Ship and which may become a Collateral Guarantor in accordance with Clause 28 (Changes to the Transaction Obligors), and "Collateral Guarantor" means any one of them.

"Collateral Maintenance Ratio" means the ratio set out in Clause 24.1 (Minimum required security cover).

"Commercial Management Agreement" means the form of agreement attached to the Framework Agreement regarding the commercial management of a Ship by an Approved Commercial Manager.

"Commitment" means a Term Loan Commitment or a Top Up Commitment.

"Compliance Certificate" means a certificate in the form set out in Schedule 7 (Form of Compliance Certificate) or in any other form agreed between the Borrower and the Facility Agent.

"Computershare" means Computershare Proprietary Limited, a private company incorporated in accordance with the laws of South Africa under registration number 2000/006082/07.

"Confidential Information" means all information relating to any Transaction Obligor, any Approved Manager, the Group, the Target Group the Finance Documents or all or any part of a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or all or any part of a Facility from either:

(a)	any member of the Group, the Target Group or any of its advisers; or

(b)
another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group, the Target Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 44 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group, the Target Group or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group or the Target Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrower and the Facility Agent.

"Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

"Credit Adjustment Spread" means:

(a)	in relation to an Interest Period of 1 Month or less, 0.11448 per cent.; and

(b)	in relation to an Interest Period of greater than 1 Month, 0.26161 per cent..

"Deed of Covenant" means, in relation to a Ship and, if applicable, for the Approved Flag of that Ship, the deed of covenant collateral to the Mortgage over that Ship and creating Security over that Ship, in agreed form.

"Default" means an Event of Default or a Potential Event of Default.

"Defaulting Lender" means any Lender:

(a)
which has failed to make its participation in an Advance available (or has notified the Facility Agent or the Borrower (which has notified the Facility Agent) that it will not make its participation in an Advance available) by the Utilisation Date of that Advance in accordance with Clause 5.4 (Lenders' participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 5 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

"Deposit Account" means:

(a)
a custody account in the name of the Borrower with account no. 40-25434-004 held with Berenberg Bank where, as at the date of this Agreement, 595,443 of the Existing Shares are held in the name of the Borrower;

(b)
a securities account in the name of the Borrower with account no. D 0715060112 held with Computershare, where, as at the date of this Agreement, 4,329,580 of the Existing Shares are held in the name of the Borrower; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

"Deposit Account Security" means a document creating Security over any Deposit Account in agreed form.

"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted.

"Document of Compliance" has the meaning given to it in the ISM Code.

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Collateral Guarantor or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:

(i)	all freight, hire and passage moneys;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to a Collateral Guarantor or the Security Agent in the event of requisition of that Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to a Collateral Guarantor in relation to general average contribution; and

(b)
if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

"Earnings Account" means, in relation to a Collateral Guarantor:

(a)	an account in the name of that Collateral Guarantor with the relevant Account Bank designated "Earnings Account";

(b)
any other account in the name of that Collateral Guarantor with the relevant Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Law.

"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)
any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"EU Bail-In Legislation Schedule" means the document described as such and published by the LMA from time to time.

"EU Ship Recycling Regulation" means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC.

"Event of Default" means any event or circumstance specified as such in Clause 26 (Events of Default).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (or any governmental authority succeeding to any of its principal functions) thereunder.

"Existing Shares" means:

(a)	as at the date of this Agreement, 4,925,023 ordinary shares in Target held by the Borrower in the relevant Deposit Account; and

(b)	any additional ordinary shares acquired by the Borrower in Target and held in a Deposit Account in the period after the date of this Agreement and immediately prior to the Closing Date.

"Existing Ships" means each of the ships set out in Schedule 9 (Existing Ships)

"Facility" means the Term Loan Facility or the Top Up Facility and "Facilities" means both of them.

"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fallback Interest Period" means one Month.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)
in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between any of the Arrangers, the Facility Agent and the Security Agent and any Obligor setting out any of the fees referred to in Clause 11 (Fees).

"Finance Document" means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	the Cash Proceeds Letter;

(d)	the Yield Side Letter;

(e)	each Utilisation Request;

(f)	any Security Document;

(g)	any Manager's Undertaking;

(h)	any Subordination Agreement;

(i)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

(j)	any other document designated as such by the Facility Agent and the Borrower.

"Finance Party" means the Facility Agent, the Security Agent, the Arrangers, the Coordinator or a Lender.

"Financial Indebtedness" means any indebtedness for or in relation to:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"First Anniversary Date" means the date falling one year after the Term Loan Initial Borrowing Date.

"Framework Agreement" means the framework agreement made or to be made between the Borrower, the relevant Approved Commercial Manager and the relevant Approved Technical Manager pursuant to which each of the relevant Approved Commercial Manager and the relevant Approved Technical Manager is appointed as commercial manager and technical manager respectively and which attaches the form of the relevant Management Agreement.

"FRB" means FirstRand Bank Limited (acting through its Rand Merchant Bank division), acting through its office at 1 Merchant Place, Cnr Fredman Drive & Rivonia Road, Sandton 2196, South Africa.

"Funding Rate" means any individual rate notified by a Lender to the Facility Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 10.3 (Cost of funds).

"GAAP" means IFRS.

"General Assignment" means, in relation to a Ship, the general assignment creating Security over that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship, in agreed form.

"GO Offer Document" means the offer document to be issued by or on behalf of the Borrower to holders of Target Shares containing the terms of the Offer.

"Grindrod Shares" means together the Existing Shares and the Target Shares.

"Gross Assets" means the aggregate value of all of the assets of the Group valued in accordance with the Group's usual accounting practices or as otherwise determined by the Group prior to the Closing Date.

"Group" means:

(a)
prior to the date falling 90 days after the Borrower has acquired at least 90% of the Target Shares, the Corporate Guarantor and its Subsidiaries for the time being, but excluding Target and its Subsidiaries; and

(b)
on and after the date falling 90 days after the Borrower has acquired at least 90% of the Target Shares, the Corporate Guarantor and its Subsidiaries for the time being, including Target and its Subsidiaries.

"Guarantor" means the Corporate Guarantor, TMI Holdco and each Collateral Guarantor.

"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.

"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).

"Insolvency Event" in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)
has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

"Insurances" means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, that Ship's Earnings or otherwise in relation to that Ship; and

(b)	all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium.

"Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"Interpolated Term SOFR" means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either

(i)	the applicable Term SOFR (as of the Specified Time) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Loan or that part of the Loan; or

(ii)
if no such Term SOFR is available for a period which is less than the Interest Period of the Loan or that part of the Loan, SOFR for the day which is two US Government Securities Business Days) before the Quotation Day; and

(b)	the applicable Term SOFR (as of the Specified Time) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Loan or that part of the Loan.

"Inventory of Hazardous Material" means a statement of compliance issued by the relevant classification society/shipyard which includes a list of any and all materials known to be potentially hazardous utilised in the construction of that Ship.

"Irrevocable Undertakings" means the legally binding undertakings (if any) provided by any shareholder of the Target to accept the Offer in respect of any Target Shares.

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"JSE" means the Johannesburg Stock Exchange.

"Legal Reservations" means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

"Lender" means:

(a)	any Original Lender;

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a "Lender" in accordance with Clause 27 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with this Agreement.

"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

"LMA" means the Loan Market Association or any successor organisation.

"Loan" means the aggregate amount of Advances to be made available under the Facilities or the aggregate principal amount outstanding for the time being of the borrowings under the Facilities and a "part of the Loan" means an Advance or any other part of the Loan as the context may require.

"Major Casualty" means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,500,000 or the equivalent in any other currency.

"Major Default" means, with respect to the Obligors and, provided that the Corporate Guarantor owns (directly or indirectly) more than 50% of the Grindrod Shares, the Target (but, in case of the Target, solely in respect of sub-clauses (iv), (v) and (vi) below), any circumstances constituting a Default under any of:

(a)	Clause 26.2 (Non-payment);

(b)	Clause 26.3 (Specific obligations) insofar as it relates to a breach of Clause 23.12 (Use of Proceeds);

(c)	Clause 26.5 (Misrepresentation) insofar as it relates to a breach of any Major Representation;

(d)	Clause 26.7 (Insolvency);

(e)	Clause 26.8 (Insolvency proceedings);

(f)	Clause 26.9 (Creditors' process);

(g)	Clause 26.11 (Unlawfulness, invalidity and ranking); or

(h)	Clause 26.16 (Repudiation and rescission of agreements) unless the rescission or repudiation of the Transaction Document(s) does not prevent the Acquisition from proceeding.

"Major Representation" means a representation or warranty with respect to the Obligors and, provided that the Corporate Guarantor owns (directly or indirectly) more than 50% of the Grindrod Shares, the Target (but not, in case of Clause 18.34 (Sanctions), any of Target’s Subsidiaries) under any of:

(a)
Clause 18.2 (Status) to Clause 18.8 (Validity and admissibility in evidence) inclusive provided that all representations or warranties made under Clause 18.4 (Binding obligations), 18.6 (Non-conflict with other obligations) and 18.8 (Validity and admissibility in evidence) shall be limited to “Finance Documents”;

(b)	Clause 18.34 (Sanctions); or

(c)	Clause 18.36 (Anti-corruption).

"Majority Lenders" means:

(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or

(b)
at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

"Management Agreement" means the Technical Management Agreement or the Commercial Management Agreement.

"Manager's Undertaking" means, in relation to a Ship, the letter of undertaking from its Approved Technical Manager and the letter of undertaking from its Approved Commercial Manager subordinating the rights of such Approved Technical Manager and such Approved Commercial Manager respectively against that Ship and each Obligor to the rights of the Finance Parties, in agreed form.

"Margin" means:

(a)	3.10 per cent. per annum in respect of the Term Loan Facility; or

(b)	3.85 per cent. per annum in respect of the Top Up Facility or any other amounts.

"Market Disruption Rate" means the percentage rate per annum which is the aggregate of the Reference Rate and the applicable Credit Adjustment Spread.

"Material Adverse Effect" means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)	the business, operations, property or financial condition of any member of the Group or the Group as a whole; or

(b)	the ability of any Obligor to perform its payment obligations under any Finance Document; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Mortgage" means, in relation to a Ship:

(a)	a first priority mortgage on that Ship together with a collateral Deed of Covenants; or

(b)	a first preferred ship mortgage on that Ship,

in each case in agreed form.

"NASDAQ" means the NASDAQ stock market.

"Non-Settlement Account" means:

(a)	an account in the name of the Borrower with account no. 05-25434-007 held with Berenberg Bank, designated as “Non-Settlement Account”;

(b)
any other account in the name of the Borrower with Berenberg Bank or any other Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

"Nostro Account" means a USD nostro account in the name of FRB held with JP Morgan Chase Bank, N.A., New York.

"Obligor" means the Borrower, TMI Holdco, a Collateral Guarantor or the Corporate Guarantor.

"Offer" means the general offer made by the Borrower to acquire Target Shares pursuant to either Rule 14 or Rule 15 of the Singapore Takeover Code (whichever is applicable), whether or not recommended by the Target board of directors.

"Offer Announcement" means the formal announcement issued by or on behalf of the Borrower and to be released on such platforms as required by the Singapore Securities Industry Council announcing the terms of the Offer pursuant to the Singapore Takeover Code.

"Offer Documents" means:

(a)	the Offer Announcement;

(b)
the GO Offer Document and any other document(s) which may be issued by or on behalf of the Borrower to holders of Target Shares in relation to the Offer (and if applicable, the Squeeze-Out Procedure), and any amendments, revisions, supplements or updates thereto from time to time;

(c)	the Irrevocable Undertakings; or

(d)	any other documents designated as such by the Facility Agent and the Borrower.

"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

"Overdrawn Amount" has the meaning given to it in Clause 5.3 (Currency and amount).

"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).

"Parallel Debt" means any amount which an Obligor owes to the Security Agent under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Perfection Requirements" means the making or procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document.

"Permitted Charter" means, in relation to a Ship, a Charter:

(a)	which is a time, voyage or consecutive voyage charter;

(b)	in connection with, or which is to be used for the purpose of entering that Ship into, a pool or any other pooling arrangement;

(c)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 36 months plus a redelivery allowance of not more than 30 days;

(d)	which is entered into on bona fide arm's length terms at the time at which that Ship is fixed; and

(e)	in relation to which not more than two months' hire is payable in advance,

and any other Charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

"Permitted Financial Indebtedness" means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)
any Financial Indebtedness incurred pursuant to the up to $160,000,000 (increased from originally $120,000,000) revolving credit facilities agreement dated 5 May 2021 (as amended, restated, supplemented or varied from time to time) and made between, amongst others, TMI Holdco as borrower and Nordea Bank Abp, Filial i Norge as facility agent and security agent (the “$160m Facilities Agreement”); and

(c)	any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to this Agreement, a Subordination Agreement or otherwise.

"Permitted Security" means:

(a)	Security created by the Finance Documents;

(b)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice and not being enforced through arrest;

(c)	liens for salvage;

(d)	liens for master's disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice and not being enforced through arrest; and

(e)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship:

(i)	not as a result of any default or omission by any Obligor;

(ii)	not being enforced through arrest; and

(iii)	subject, in the case of liens for repair or maintenance, to Clause 23.16 (Restrictions on chartering, appointment of managers etc.),

provided such lien does not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a material risk of the relevant Ship or any interest in it being seized, sold, forfeited or lost).

"Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

"Potential Event of Default" means any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Protected Party" has the meaning given to it in Clause 12.1 (Definitions).

"Purchaser Representations" means the following representations, warranties and agreements made by a New Lender, a sub participant of any Lender or any successor of a Lender, as applicable:

(a)
a representation and warranty that such New Lender, sub-participant or successor is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, a "qualified purchaser" within the meaning of Section 2(a)(51) of the U.S. Investment Company Act of 1940, and an "accredited investor" as defined in Section 2(a)(15)(ii) of the Securities Act and is entering into the relevant transfer, sub-participation or assignment as principal and not for the benefit of any third party;

(b)	a representation that such New Lender, sub-participant or successor is not the Borrower or Target or an "affiliate" (within the meaning of Rule 144) of the Borrower or Target;

(c)
an acknowledgment that such New Lender, sub-participant or successor fully understands any restrictions on transfers, sales and other dispositions in the Finance Documents or relating to any Collateral consisting of the Existing Shares and other securities;

(d)
an acknowledgment that such New Lender, sub-participant or successor is able to bear the economic risk of its investment in its participation in, or relating to, this Agreement and is currently able to afford a complete loss of such investment;

(e)
a covenant that such New Lender, sub-participant or successor will only assign or transfer any of its rights and interests under this Agreement or, as applicable, sell its participation or participations therein pursuant to documentation including such Purchaser Representations;

(f)
an acknowledgement by such New Lender, sub-participant or successor that the Existing Shares and other securities forming part of the Collateral cannot be sold without registration under the Securities Act or under an available exemption from the registration requirements under the Securities Act, including, if available, the exemption provided by Rule 144;

(g)
an acknowledgment that such New Lender, sub-participant or successor is not entering into such transfer, assignment or sub participation on the basis of any material non-public information with respect to any of the Borrower, Target, their respective subsidiaries and their securities, and, if applicable, it has implemented reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material non-public information (it being understood that such New Lender, sub-participant or successor may have material non-public information on the private side of its information wall, sometimes referred to as a "Chinese Wall," at the time of such transfer, assignment or sub participation); provided that, for the avoidance of doubt, "material non-public information” with respect to any of the Borrower, Target, their respective subsidiaries and their securities shall not include any information made available to both the assignee and the assignor, both the transferee and the transferor or both the sub participant and the seller of a participation interest, as the case may be; and

(h)
an acknowledgment that it has made an independent decision to enter into the relevant transfer, assignment or sub participation based on information available to it, which it has determined adequate for the purpose.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two US Government Securities Business Days before the first day of that period unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Facility Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

"Reference Rate" means, in relation to the Loan or any part of the Loan:

(a)	the applicable Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Relevant Jurisdiction" means, in relation to a Transaction Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

"Relevant Market" means the market for overnight cash borrowing collateralised by US Government Securities.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Repeating Representation" means each of the representations set out in Clause 18 (Representations) except Clause 18.11 (No filing or stamp taxes), Clause 18.12 (Deduction of Tax), Clause 18.29 (Good title to assets), Clause 18.30 (Ownership), Clause 18.31 (Centre of main interests and establishments) and Clause 18.37 (No immunity) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.

"Representative" means any delegate, agent (including, but not limited to, any nostro agent), manager, administrator, nominee, attorney, trustee or custodian.

"Requisition" means, in relation to a Ship:

(a)
any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever.

"Requisition Compensation" includes all compensation or other moneys payable to a Collateral Guarantor by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Restricted Party" means a person that is:

(a)	the target of any Sanctions;

(b)
located, organised or resident in a country or territory that is the target of Sanctions that broadly prohibit dealings with that country or territory (currently, Crimea, Cuba, Iran, North Korea and Syria); or

(c)	directly or indirectly owned or controlled by, or acting on behalf of, a person referred to in (a) or (b).

"Safety Management Certificate" has the meaning given to it in the ISM Code.

"Safety Management System" has the meaning given to it in the ISM Code.

"Sanctions" means the economic or financial sanctions enacted, administered or enforced by any Sanctions Authority.

"Sanctions Authority" means the European Union, the Norwegian State, the United Nations, the United States of America, the United Kingdom, the States of Guernsey, the Monetary Authority of Singapore and the Hong Kong Monetary Authority and any authority, official institution or agency acting on behalf of any of them in connection with Sanctions.

"Sanctions Event" means:

(a)	a breach by an Obligor of any obligations under Clause 23.12 (Use of Proceeds);

(b)	the representation made or deemed to be made by an Obligor in Clause 18.34 (Sanctions) is or proves to have been incorrect or misleading when made or deemed to be made; or

(c)	a Transaction Obligor or, following the Closing Date, Target is or becomes a Restricted Party.

"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.

"Secured Party" means each Finance Party from time to time party to this Agreement, a Receiver and any Delegate.

"Securities Affiliate" means, unless otherwise expressly specified, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, "controls" or is "controlled by" or is "under common control with" (all within the meaning of Rule 144 under the Securities Act) the Person specified.

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (or any governmental authority succeeding to any of its principal functions) thereunder.

"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

"Security Assets" means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Security Document" means:

(a)	any Shares Security;

(b)	any Mortgage;

(c)	any General Assignment;

(d)	any Account Security;

(e)	any Deposit Account Security;

(f)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(g)	any other document designated as such by the Facility Agent and the Borrower.

"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;

(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

"Servicing Party" means the Facility Agent or the Security Agent.

"Settlement Accounts" means the USD Settlement Account and the ZAR Settlement Account.

"Shares Market Value" means:

(a)
as long as the Grindrod Shares are listed on NASDAQ, the NASDAQ share price of the Grindrod Shares capped at 75% (other than in relation to the determination of “Adjusted Equity” as set out in Clause 20 (Financial covenants)) of the value weighted average price of the Grindrod Shares over the preceding 10 trading days multiplied by the number of Grindrod Shares owned by the Borrower;

(b)
following a de-listing of the Grindrod Shares from NASDAQ but not JSE, the JSE share price of the Grindrod Shares capped at 75% (other than in relation to the determination of “Adjusted Equity” as set out in Clause 20 (Financial covenants)) of the value weighted average price of the Grindrod Shares over the preceding 10 trading days multiplied by the number of Grindrod Shares owned by the Borrower; or

(c)	following a de-listing of the Grindrod Shares from NASDAQ and the JSE, the net asset value of the Grindrod Shares.

"Shares Security" means:

(a)
Once the Borrower owns or controls 100% of the Grindrod Shares, a document creating Security over the Grindrod Shares executed or to be executed (as the case may be) by the Borrower in favour of the Security Agent;

(b)	In relation to the Borrower, a document creating Security over the shares in the Borrower executed or to be executed (as the case may be) by TMI Holdco in favour of the Security Agent; and

(c)
in relation to a Collateral Guarantor, a document creating Security over the shares in that Collateral Guarantor executed or to be executed (as the case may be) by TMI Holdco in favour of the Security Agent, each in agreed form.

"Ships" means:

(a)	the Existing Ships; and

(b)	any Additional Ship which may become subject to Security for any Advance pursuant to this Agreement in accordance with Clause 28.3 (Ships),

and "Ship" means any one of them.

"Ship Conditions Precedent" means all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent to Term Loan Initial Borrowing Date and Acquisition) in form and substance satisfactory to the Facility Agent, provided that references in Part B of Schedule 2 (Conditions Precedent to Term Loan Initial Borrowing Date and Acquisition) to "the Ship" or to any person or document relating to that Ship shall be deemed to relate solely to the Ship or Ships in respect of which Security is provided, or to be provided, by any Collateral Guarantor who has acceded, or who will accede, to this Agreement pursuant to Clause 28.5 (Collateral Guarantors).

"Ship Market Value" means, in relation to a Ship or any other vessel, at any date, the market value of that Ship shown by the arithmetic average of 2 valuations each prepared:

(a)	by an Approved Valuer appointed by the Borrower;

(b)	with or without physical inspection of that Ship or vessel (as the Facility Agent may require); and

(c)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any Charter.

"Singapore Companies Act" means the Companies Act 1967 of Singapore.

"Singapore Takeover Code" means the Singapore Code on Take-overs and Mergers issued under the Securities and Futures Act 2001 of Singapore (as revised from time to time).

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

"Specified Time" means a day or time determined in accordance with Schedule 8 (Timetables).

"Squeeze-Out Procedure" means the acquisition of all the remaining Target Shares subject to the Offer, pursuant to and in accordance with Section 215(1) and/or Section 215(3) of the Singapore Companies Act.

"Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

"Subordinated Creditor" means any other person who becomes a Subordinated Creditor in accordance with this Agreement.

"Subordinated Finance Document" means:

(a)	a Subordinated Loan Agreement; and

(b)	any other document relating to or evidencing Subordinated Liabilities.

"Subordinated Liabilities" means all indebtedness owed or expressed to be owed by the Obligors to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.

"Subordinated Loan Agreement" means any loan agreement made or to be made between (i) an Obligor and (ii) a Subordinated Creditor.

"Subordination Agreement" means a subordination agreement entered into or to be entered into by a Subordinated Creditor, the Obligors and the Security Agent in agreed form.

"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

"Swap Contract" means:

(a)
any and all rate swap transactions, basis swaps, credit derivative transactions, total return swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options, or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and

(b)
any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

"Target" means Grindrod Shipping Holdings Limited, a company incorporated under the laws of Singapore with registered number 201731497H and whose registered office is at #03-01 Southpoint, 200 Cantonment Road, Singapore 089763.

"Target Group" means the Target and its Subsidiaries for the time being.

"Target Shares" means:

(a)	as at the date of this Agreement, 14,071,470 ordinary shares in Target (excluding the Existing Shares);

(b)	any additional shares in Target immediately prior to the Closing Date, including shares vested under management incentive schemes; and

(c)	all warrants and options in respect of the share capital of Target immediately prior to the Closing Date.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).

"Technical Management Agreement" means:

(a)
in respect of m.v. "Graceful Gertrude", m.v. "Majestic Marina", m.v. "Lady Laura", m.v. "Mighty Maud" and m.v. "Assay", the form of agreement attached to the Framework Agreement regarding the technical management of the relevant Ship by an Approved Technical Manager; and

(b)
in respect of m.v. "Dally", m.v. "Bald Eagle", m.v. "Lovely Leah" and m.v. "Merry Marie" (previously known as "Golden Bonnie"), each of the agreements entered into between the relevant Collateral Guarantor and the relevant Approved Technical Manager regarding the technical management of the relevant Ship by that Approved Technical Manager.

"Termination Date" means:

(a)	in respect of the Term Loan Facility, the date falling 18 months after the Term Loan Initial Borrowing Date; and

(b)	in respect of the Top Up Facility, the date falling 364 days after the Term Loan Initial Borrowing Date,

or, in each case, such later date approved in writing by the Facility Agent (acting with the authorisation of the Lenders).

"Term Loan Commitment" means

(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Term Loan Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Term Loan Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Term Loan Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Term Loan Facility" means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facilities).

"Term Loan Initial Borrowing Date" means the first Utilisation Date in respect of the Term Loan Facility, such date to occur no later than 31 January 2023 or such later date approved in writing by the Facility Agent (acting with the authorisation of the Lenders).

"Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).

"Top Up Commitment" means

(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Top Up Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Top Up Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Top Up Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Top Up Facility" means the top up term loan facility made available under this Agreement as described in Clause 2.1 (The Facilities).

"Top Up Initial Borrowing Date" means the first Utilisation Date in respect of the Top Up Facility, such date to occur no later than six (6) months after the Term Loan Initial Borrowing Date or such later date approved in writing by the Facility Agent (acting with the authorisation of the Lenders).

"Total Commitments" means the aggregate of the Term Loan Commitment and the Top Up Commitment, being up to $208,330,000 at the date of this Agreement.

"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or

(b)	any Requisition of that Ship unless that Ship is returned to the full control of the relevant Collateral Guarantor within 30 days of such Requisition.

"Total Loss Date" means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and

(ii)
the date of any compromise, arrangement or agreement made by or on behalf of the relevant Collateral Guarantor with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

"Transaction Document" means:

(a)	a Finance Document;

(b)	a Subordinated Finance Document;

(c)	an Acquisition Document;

(d)	any other document designated as such by the Facility Agent and the Borrower.

"Transaction Obligor" means an Obligor, any Approved Manager who is a member of the Group or any other member of the Group who executes a Transaction Document.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"UK Bail-In Legislation" means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"UK Establishment" means a UK establishment as defined in the Overseas Regulations.

"Unconditional Date" means the date on which the Offer is declared or becomes unconditional in all respects.

"Unpaid Sum" means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

"US" means the United States of America.

"USD Settlement Account" means:

(a)	an account in the name of the Borrower held with Berenberg Bank with account no. 05-25434-031 and designated "USD Settlement Account";

(b)
any other account in the name of the Borrower with Berenberg Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

"US Government Securities Business Day" means any day other than:

(a)	a Saturday or a Sunday; and

(b)
a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"US Tax Obligor" means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

"Utilisation" means a utilisation of a Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Advance is to be made.

"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

"VAT" means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"Vendor" means any shareholder holding in excess of 5% of the Target Shares which has agreed to sell its shares to the Borrower pursuant to an Acquisition Document and whose identity is notified to the Facility Agent by the Borrower prior to the acquisition by the Borrower of such Target Shares.

"Write-down and Conversion Powers" means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)
in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

"Yield Side Letter" has the meaning given to that term in Clause 7.9 (Dividend yield).

"ZAR" or "R" means the lawful currency, for the time being, of South Africa.

"ZAR Settlement Account" means:

(a)	an account in the name of the Borrower with FRB with account no. 63023383431 and designated "ZAR Settlement Account";

(b)
any other account in the name of Borrower with FRB which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the "Account Bank", the "Arrangers", the "Facility Agent", any "Finance Party", any "Lender", the "Coordinator" any "Obligor", any "Party", any "Secured Party", the "Security Agent", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	"document" includes a deed and also a letter, fax, email or telex;

(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)
a Lender's "cost of funds" in relation to its participation in the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan;

(vii)
a "Finance Document", a "Security Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, replaced, novated, supplemented, extended or restated;

(viii)	a "group of Lenders" includes all the Lenders;

(ix)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)
"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(xi)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(xii)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xiii)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiv)	a provision of law is a reference to that provision as amended or re-enacted from time to time;

(xv)	a time of day is a reference to London time;

(xvi)
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xvii)	words denoting the singular number shall include the plural and vice versa; and

(xviii)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)
The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3	Construction of insurance terms

In this Agreement:

"approved" means, for the purposes of Clause 22 (Insurance Undertakings), approved in writing by the Facility Agent.

"excess risks" means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

"obligatory insurances" means all insurances effected, or which any Collateral Guarantor is obliged to effect, under Clause 22 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

"war risks" includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Facility Agent); or

(b)
in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 43.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Receiver, Delegate, Affiliate or any other person described in paragraph (d) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 29.11 (Exclusion of liability) or paragraph (b) of Clause 30.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITIES

2	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower:

(a)	a dollar term loan facility in an aggregate amount not exceeding the Term Loan Commitment; and

(b)	a dollar top up term loan facility in an aggregate amount not exceeding the Top Up Commitment.

2.2	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below.  The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Transaction Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Transaction Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Guarantors' Agent

(a)
The Corporate Guarantor, TMI Holdco and each of the Existing Collateral Guarantors by their execution of this Agreement and each additional Collateral Guarantor by its execution of an Accession Deed irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Guarantor notwithstanding that they may affect that Guarantor, without further reference to or the consent of that Collateral Guarantor; and

(ii)
each Finance Party to give any notice, demand or other communication to that Guarantor pursuant to the Finance Documents to the Borrower, and in each case each Guarantor shall be bound as though that Guarantor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Borrower or given to the Borrower under any Finance Document on behalf of a Guarantor or in connection with any Finance Document (whether or not known to any Guarantor) shall be binding for all purposes on that Guarantor as if that Guarantor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Borrower and any Guarantor, those of the Borrower shall prevail.

3	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facilities only for the purposes stated in the preamble (Background) to this Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to a Utilisation other than one to which Clause 4.5 (Utilisations during the Certain Funds Period) applies if:

(a)	on the date of each Utilisation Request and on the proposed Utilisation Date and before the relevant Advance is made available:

(i)	no Default is continuing or would result from the proposed Advance;

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects;

(iii)
the Group is in compliance with Clause 20 (Financial Covenants) determined by reference to the most recent financial statements delivered to the Facility Agent pursuant to Clause 19.2 (Financial statements);

(iv)	no Change of Control Event has occurred; and

(v)
no circumstance shall have occurred (and neither the Facility Agent nor any of the Lenders shall have become aware of any condition or circumstance not previously known to them) in respect of the Corporate Guarantor which either Facility Agent or the Lenders determine has, or is reasonably likely to have, a Material Adverse Effect;

(b)	in the case of the first Advance under the Term Loan Facility on the Term Loan Initial Borrowing Date:

(i)
the Advance does not exceed the lower of (A) $163,330,000 and (B) 55% of the aggregate of the Shares Market Value of the Grindrod Shares owned by the Borrower and the Ship Market Value of each Ship then subject (or to be subject) to a Mortgage;

(ii)	the Facility Agent has received evidence in form and substance satisfactory to the Facility Agent that the Unconditional Date has occurred or will occur by the proposed Utilisation Date; and

(iii)
the Facility Agent has received, or is satisfied that it will receive, on or before the Term Loan Initial Borrowing Date, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent to Term Loan Initial Borrowing Date and Acquisition) in form and substance satisfactory to the Facility Agent;

(c)
in the case of any subsequent Advance under the Term Loan Facility the relevant Advance, when aggregated with any other Advance already made under this Agreement under the Term Loan Facility, does not exceed the lower of (A) $163,330,000 and (B) 55% of the aggregate of the Shares Market Value of the Grindrod Shares owned by the Borrower and the Ship Market Value of each Ship then subject (or to be subject) to a Mortgage;

(d)	in the case of the first Advance under the Top Up Facility on the Top Up Initial Borrowing Date:

(i)	the Term Loan Initial Borrowing Date has occurred;

(ii)
the Facility Agent has received evidence in form and substance satisfactory to the Facility Agent that the Borrower will own or control at least 90% of the Grindrod Shares within six (6) Business Days after the Top Up Initial Borrowing Date;

(iii)
the Advance, when aggregated with all Advances made under the Term Loan Facility, does not exceed the lower of (A) $208,330,000 and (B) 55% of the aggregate of the Shares Market Value of the Grindrod Shares owned by the Borrower and the Ship Market Value of each Ship then subject (or to be subject) to a Mortgage; and

(iv)
the Facility Agent has received, or is satisfied that it will receive, on or before the Top Up Initial Borrowing Date, all of the documents and other evidence listed in Part C of Schedule 2 (Conditions Precedent to Top Up Initial Borrowing Date and Acquisition) in form and substance satisfactory to the Facility Agent; and

(e)
in the case of any subsequent Advance under the Top Up Facility the relevant Advance, when aggregated with any other Advance already made under this Agreement, does not exceed the lower of (A) $208,330,000 and (B) 55% of the aggregate of the Shares Market Value of the Grindrod Shares owned by the Borrower and the Ship Market Value of each Ship then subject (or to be subject) to a Mortgage.

4.3	Ship conditions precedents

The Borrower shall procure that the Facility Agent has received, or is satisfied it will receive, on each date on which a Collateral Guarantor becomes a party to this Agreement in accordance with Clause 28.5 (Collateral Guarantors), the Ship Conditions Precedent.

4.4	Notification of satisfaction of conditions precedent

(a)
The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent), Clause 4.2 (Further conditions precedent) and 4.3 (Ship conditions precedents).

(b)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.5	Utilisations during the Certain Funds Period

(a)
Notwithstanding any other provision in this Agreement to the contrary but always subject to Clause 4.1 (Initial conditions precedent), during the Certain Funds Period, the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) in relation to a Certain Funds Utilisation if, on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Major Default is continuing or would result from the proposed Utilisation;

(ii)	all the Major Representations are true;

(iii)
neither the Borrower nor the Corporate Guarantor (A) is a Restricted Party or would become a Restricted Party as a result of the proposed Utilisation or (B) is in breach of any Sanctions applicable to it which breach has not been remedied; and

(iv)	the proposed Utilisation would not result in any of the Finance Parties being in breach of, or made subject to, Sanctions.

(b)
During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders' participation) and subject as provided in Clause 7.1 (Illegality), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)
rescind, terminate or cancel this Agreement or any part of any Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(iii)	refuse to participate in the making of a Certain Funds Utilisation;

(iv)	exercise any right of set-off or counterclaim in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or

(v)
cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

4.6	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied the Borrower shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or release of the Shares Security (as the case may be) or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrower.

SECTION 3

UTILISATION

5	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facilities by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the relevant Facility to be utilised;

(ii)	the proposed Utilisation Date is a day (other than a Saturday or Sunday) on which banks are open for general business in Oslo, Singapore, Stockholm and New York within the Availability Period;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iv)	all applicable deductible items (if any) have been specified by the Borrower;

(v)	the proposed Interest Period complies with Clause 9 (Interest Periods); and

(vi)
it specifies the relevant Settlement Accounts (it being acknowledged that in case of the ZAR Settlement Account, the relevant part of the Utilisation will flow via the Nostro Account) and/or the Nostro Account and/or, if applicable, the Non-Settlement Account, as the account or accounts into which the amount, or any part, of the Utilisation should be paid.

(b)	Only one Advance may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be dollars.

(b)	Subject to paragraph (c) below, the amount of the proposed Advance:

(i)	under each Facility must be a minimum of $10,000,000 or such lower amount as approved by the Facility Agent;

(ii)
must, in case of the first Advance under a Facility if the Borrower requires a Utilisation under that Facility to settle any acceptances (or expected acceptances) to the Offer in respect of Target Shares listed on the JSE, be in an amount of no more than $25,000,000 but no less than the amount referred to in Clause 5.3(b)(i) (Currency and amount)) and, in case of all other Advances under either Facility, not exceed an amount equal to the aggregate of:

(A)	the amount to satisfy all acceptances to the Offer received by the Borrower on or prior to the date of the relevant Utilisation Request which remain unsettled by the proposed Utilisation Date; and

(B)	an amount to satisfy any acceptance or acceptances of the Offer which the Borrower in good faith believes to receive within three (3) Business Days of the date of the relevant Utilisation Request; and

(C)	an amount of not more than $10,000,000 (or such higher amount as approved by the Facility Agent) (the “Overdrawn Amount”).

If, on any proposed Utilisation Date, there are any funds standing to the credit of the USD Settlement Account (but excluding any part of the Cash Deposit transferred by the Borrower from the Cash Confirmation Account into the USD Settlement Account in accordance with Clause 25.2(c) (Payments into Settlement Accounts, Nostro Account, Non-Settlement Account and Cash Confirmation Account) and/or Clause 25.2(d) (Payments into Settlement Accounts, Nostro Account, Non-Settlement Account and Cash Confirmation Account)) (the “Balance”), the amount of the proposed Advance under the relevant Facility shall be reduced by an amount equal to the Balance and the Balance shall be used to acquire any further Target Shares in respect of which the Borrower has received, or will receive, acceptances on or prior to such proposed Utilisation Date, with any remaining balance to remain on the USD Settlement Account.

(c)	The amount of the proposed Advance must be an amount which is not more than the Available Facility.

(d)
The amount of the proposed Advance must be an amount which would not oblige the Borrower to provide additional security or prepay part of the Advance if the Collateral Maintenance Ratio set out Clause 24.1 (Minimum required security cover) were applied and notice was given by the Facility Agent under Clause 24.1 (Minimum required security cover) immediately after the Advance was made provided that in case of any Certain Funds Utilisation, if the Collateral Maintenance Ratio set out in Clause 24.1 (Minimum required security cover) were applied and notice was given by the Facility Agent under Clause 24.1 (Minimum required security cover) immediately after the Advance was made, the Borrower shall within 30 days of such notice either prepay part of the Advance or, at the Borrower’s election, provide additional security which satisfies the criteria set out in paragraph (b) of Clause 24.2 (Provision of additional security; prepayment) to eliminate any shortfall.

5.4	Confirmation of acceptances to Offer on Utilisation Date

On or before noon (Oslo time) on the proposed Utilisation Date, the Borrower shall confirm to the Facility Agent in writing (a) the amount (if any) of the Utilisation which shall be credited to the USD Settlement Account and/or the Nostro Account and (b) in relation to the Utilisation on or around the Unconditional Date, on a best efforts basis (based on the latest figures received by the Borrower from Computershare) the number of actual acceptances to the Offer which have been received as at that time.

5.5	Lenders' participation

(a)
If the conditions set out in this Agreement have been met, and subject to Clause 6.1 (Repayment of Advances under a Facility) each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making that Advance.

(c)	The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance under a Facility.

5.6	Cancellation of Commitments

Any Commitments which are unutilised at the end of the Availability Period for a Facility shall then be cancelled.

5.7	Retentions and payment to third parties

The Borrower irrevocably authorises the Facility Agent to deduct from the proceeds of any Advance any fees then payable to the Finance Parties in accordance with Clause 11 (Fees), any solicitors fees and disbursements together with any applicable VAT and any other items listed as deductible items in the relevant Utilisation Request and to apply them in payment of the items to which they relate unless the Facility Agent is satisfied acting reasonably that the Borrower will pay such fees from other sources.

5.8	Disbursement of Advance to third party

Payment by the Facility Agent under Clause 5.7 (Retentions and payment to third parties) to a person other than the Borrower shall constitute the making of the relevant Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's participation in that Advance.

5.9	Prepositioning of funds

If, in respect any proposed Advance under a Facility, the Facility Agent, at the request of the Borrower and on terms acceptable to all the Lenders and in their absolute discretion, preposition funds with any bank, the Borrower:

(a)
agrees to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on such Advance after the Utilisation Date in respect of it or, if such Utilisation Date does not occur, within three Business Days of demand by the Facility Agent; and

(b)	shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Term Loan Facility and Top Up Facility

The Borrower shall repay:

(a)
the Term Loan Facility by equal consecutive quarterly instalments (each a "Repayment Instalment"), each (subject to the proviso below) in an amount equal to the lesser of (a) $25,000,000 and (b) 15% of the total outstanding Term Loan Facility borrowed under this Agreement, the first of which shall be repaid on the date falling nine (9) Months after the Term Loan Initial Borrowing Date and the last on the relevant Termination Date, provided that in case of a prepayment pursuant to Clauses 7.5 (Mandatory prepayment on sale or Total Loss of a Ship), 7.7 (Mandatory prepayment on incurrence of Financial Indebtedness), 7.8 (Mandatory prepayment on issuance of equity), 7.9 (Dividend yield), 7.10 (Mandatory prepayment on payment of dividends by Target) and 7.11 (Mandatory prepayment on prepayment of Target Financial Indebtedness) 50% of the proceeds from such prepayment shall be applied to reduce the relevant Repayment Instalment(s) in order of maturity and the relevant Repayment Instalment(s) shall be adjusted accordingly; and

(b)	the Top Up Facility in full on the relevant Termination Date.

6.2	Termination Date

On the then applicable Termination Date, the Borrower shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.3	Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality

If a Sanctions Event occurs or if it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or all or any part of the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender may, at its discretion, at any time notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled; and

(c)
the Borrower shall prepay that Lender's participation in each part of the Loan on the last day of the Interest Period for that part of the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law, including any general license or other exception to Sanctions) and that Lender's corresponding Commitment shall be immediately cancelled in the amount of the participation prepaid.

7.2	Change of control

(a)	If a Change of Control Event occurs without the Majority Lenders' prior written consent:

(i)	the Borrower shall promptly notify the Facility Agent upon becoming aware of that event; and

(ii)
if the Majority Lenders so require, the Facility Agent shall, by not less than 30 days' notice to the Borrower, cancel the Facilities and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities will be cancelled and the Loan and all such outstanding interest and other amounts will become immediately due and payable.

7.3	Voluntary cancellation

The Borrower may, if it gives the Facility Agent not less than 3 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000) of an Available Facility.  Any cancellation under this Clause 7.3 (Voluntary and automatic cancellation) shall reduce the Commitments of the Lenders rateably under that Facility. The Borrower may select which Facility is to be cancelled.

7.4	Voluntary prepayment of Loan

(a)
Subject to paragraph (b) and (c) below, the Borrower may, if it gives the Facility Agent not less than five Business Days' (or such shorter period as the Majority Lenders and the Facility Agent may agree) prior notice, prepay the whole or any part of an Advance under a Facility (but, if in part, being an amount that reduces the amount of the relevant Advance by a minimum amount of $2,500,000).

(b)
There may be no more than two voluntary prepayments in part of the Loan made in each 12-month period beginning on the Term Loan Initial Borrowing Date unless the relevant prepayment is made at the end of an Interest Period relating to the Loan or the relevant part of the Loan (as applicable).

7.5	Mandatory prepayment on sale or Total Loss of a Ship

(a)
Subject to Clause 6.1 (Repayment of Term Loan Facility and Top Up Facility), if a Ship or any other ship owned by a member of the Group is sold (without prejudice to paragraph (a) of Clause 21.12 (Disposals)) or becomes a Total Loss, the Borrower shall on the Relevant Date prepay the Loan relating to the Term Loan Facility by:

(i)	in case of a Ship, subject to sub-paragraph (ii), an amount which is equal to the net sale proceeds or insurance proceeds relating to such sale or Total Loss (as the case may be); or

(ii)
where a Ship has become a Total Loss and the insurance proceeds have not been received by the Relevant Date, an amount which is equal to the Ship Market Value of that Ship most recently determined in accordance with this Agreement prior to such Total Loss; or

(iii)
in case of any other ship owned by a member of the Group, any surplus amount remaining after the net sale proceeds or insurance proceeds relating to such sale or Total Loss (as the case may be) have been applied in or towards the repayment of any Permitted Financial Indebtedness relating to such ship.

(b)
On the Relevant Date, the Borrower shall also prepay such part of the Loan relating to the Term Loan Facility as shall eliminate any shortfall arising if the Collateral Maintenance Ratio set out in Clause 24.1 (Minimum required security cover) were applied immediately following the payment referred to in paragraph (a) above.

(c)
Provided that no Default has occurred and is continuing, any remaining proceeds of the sale or Total Loss of a Ship after the prepayments referred to in paragraph (a) and paragraph (b) above have been made together with all other amounts that are payable on any such prepayment pursuant to the Finance Documents shall be paid to the Collateral Guarantor that owned the relevant Ship.

(d)	In this Clause 7.5 (Mandatory prepayment on sale or Total Loss of a Ship), "Relevant Date" means:

(i)	in the case of a sale of a Ship, on the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and

(ii)	in the case of a Total Loss of a Ship, on the earlier of:

(A)	the date falling 90 days after the Total Loss Date; and

(B)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

7.6	Mandatory prepayment on sale of Grindrod Shares

(a)
If the Grindrod Shares owned by the Borrower are sold, transferred, leased or otherwise disposed of (without prejudice to paragraph (a) of Clause 21.12 (Disposals)), the Borrower shall on the Share Sale Date, prepay the Loan relating to the Term Loan Facility by an amount equal to the net sale proceeds.

(b)
In this Clause 7.6 (Mandatory prepayment on sale or Total Loss of Grindrod Shares), "Share Sale Date" means the date on which the sale, transfer, lease or disposal of the Grindrod Shares is completed by payment of the consideration to the seller of the Grindrod Shares.

7.7	Mandatory prepayment on incurrence of Financial Indebtedness

Subject to Clause 6.1 (Repayment of Term Loan Facility and Top Up Facility), if, following the close of the Offer, any member of the Group incurs any Financial Indebtedness (other than Permitted Financial Indebtedness) the Borrower shall, within three (3) Business Days of incurring such Financial Indebtedness, prepay the Term Loan Facility on a dollar-for-dollar basis.

7.8	Mandatory prepayment on issuance of equity

Subject to Clause 6.1 (Repayment of Term Loan Facility and Top Up Facility), if the Corporate Guarantor or any of its Subsidiaries receive any proceeds from the issuance of equity (except for equity raised in connection with or for the purpose of (a) the Acquisition, (b) repaying the Top Up Facility or (c) acquiring any Ships or any other ships), the Borrower shall, within three (3) Business Days of receiving such proceeds, prepay the Term Loan Facility on a dollar-for-dollar basis.

7.9	Dividend yield

Subject to Clause 6.1 (Repayment of Term Loan Facility and Top Up Facility), if the Corporate Guarantor’s annual dividend yield exceeds the threshold amount agreed between the Facility Agent and the Borrower in a side letter (the "Yield Side Letter"), the Borrower shall, for any amount in excess of such threshold amount, prepay the Term Loan Facility on a dollar-for-dollar basis.

7.10	Mandatory prepayment on payment of dividends by Target

(a)
Subject to Clause 6.1 (Repayment of Term Loan Facility and Top Up Facility) and sub-paragraph (b) below, if Target declares, makes or pays any dividend (save for the Special Dividend), charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) to the Borrower on or in respect of the Grindrod Shares owned by the Borrower, the Borrower shall, within three (3) Business Days of such dividend, charge, fee or other distribution having been declared, made or paid, prepay the Term Loan Facility on a dollar-for-dollar basis.

(b)
No prepayment shall be required pursuant to sub-paragraph (a) above if the Borrower distributes or pays as a dividend to the Corporate Guarantor an amount equal to the dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) referred to in paragraph (a) above.

(c)
In this Clause 7.10, “Special Dividend” means any special dividend that, if declared by the Target board of directors in connection with a recommended Offer, is paid to all shareholders of the Target (including the Borrower as holder of the Existing Shares) and which shall be in an amount of at least $5 per share.

7.11	Mandatory prepayment on prepayment of Target Financial Indebtedness

Subject to Clause 6.1 (Repayment of Term Loan Facility and Top Up Facility), if any Financial Indebtedness owed by Target is prepaid except for:

(a)	scheduled repayments or reductions of Financial Indebtedness;

(b)	prepayments in connection with the refinancing of Financial Indebtedness on similar terms; or

(c)
prepayments in connection with the refinancing of existing leasing transactions with conventional debt and/or new leasing transactions, provided that any refinancing for lower amounts shall be subject to the prior written approval of the Majority Lenders, the Borrower shall, within 30 days of such Financial Indebtedness being prepaid, prepay the Term Loan Facility on a dollar-for-dollar basis provided that the obligation to prepay the Term Loan Facility under this Clause 7.11 (Mandatory prepayment on prepayment of Target Financial Indebtedness) shall only apply if the Corporate Guarantors owns or controls at least 90% of the Grindrod Shares.

7.12	Mandatory Prepayment of Top Up Facility

On or before the date falling four months after the Top Up Initial Borrowing Date, the Borrower shall, or shall procure that the Corporate Guarantor will, prepay the Top Up Facility by an amount equal to the amount set out in a letter dated on or around the date of this Agreement made between the Facility Agent and the Corporate Guarantor (the "Cash Proceeds Letter"), which amount the Corporate Guarantor shall have raised and received from the issuance of common stock in the Corporate Guarantor with respect to the proposed Acquisition.

7.13	Mandatory Prepayment at close of Offer

If on the last day of the Certain Funds Period there are any unutilised funds standing to the credit of a Settlement Account (the “Unutilised Balance”), the Borrower shall, within three (3) Business Days of the last day of the Certain Funds Period, prepay the Term Loan Facility by an amount equal to the Unutilised Balance.

7.14	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)
any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up) or under that clause as incorporated by reference or in full in any other Finance Document; or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

(iii)	the Facility Agent receives notification from a Lender under Clause 10.2 (Market disruption),

the Borrower may:

(A)	whilst in the case of sub-paragraphs (i) and (ii) above the circumstance giving rise to the requirement for that increase or indemnification continues; or

(B)	whilst in the case of sub-paragraph (iii) above the situation in relation to the relevant Lender continues,

give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, any Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the relevant Advances.

7.15	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated unless otherwise approved by all of the Lenders and the Facility Agent.

(f)
If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lenders, as appropriate.

(g)
If all or part of any Lender's participation in an Advance is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of the relevant Facility will be deemed to be cancelled on the date of repayment or prepayment.

7.16	Application of prepayments

Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.6 (Right of replacement or repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender's participation in that part of the Loan.

SECTION 5

COSTS OF UTILISATION

8	INTEREST

8.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin;

(b)	Reference Rate; and

(c)	Credit Adjustment Spread.

8.2	Payment of interest

(a)	The Borrower shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period.

(b)
If an Interest Period is longer than six Months, the Borrower shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at six Monthly intervals after the first day of the Interest Period.

8.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

(a)	The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)	The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum.

9	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)
The Borrower may select the Interest Period for each Advance under a Facility in the Utilisation Request for that Advance. An Advance under a Facility has one Interest Period only which shall start on its Utilisation Date.

(b)	If the Borrower fails to select an Interest Period in the relevant Utilisation Request the relevant Interest Period will be three Months.

(c)	The Borrower may select an Interest Period of one or three Months or any other period agreed between the Borrower, the Facility Agent and the Lenders.

(d)	An Interest Period in respect of an Advance under a Facility shall not extend beyond the Termination Date.

(e)	No Interest Period shall be longer than six Months.

(f)
The first Interest Period for a Facility shall start on the first Utilisation Date in respect of that Facility and, subject to paragraph (g) below, each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(g)
The first Interest Period for the second and any subsequent Advance under a Facility shall start on the Utilisation Date of such Advance and end on the last day of the Interest Period applicable to the relevant Facility on the date on which such Advance is made.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Term SOFR

(a)
Interpolated Term SOFR:  If no Term SOFR is available for the Interest Period of the Loan or any part of the Loan, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)
Shortened Interest Period:  If no Term SOFR is available for the Interest Period of a Loan or any part of the Loan and it is not possible to calculate the Interpolated Term SOFR, the Interest Period of that Loan or that part of the Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Reference Rate for that shortened Interest Period shall be determined pursuant to the definition of "Reference Rate".

(c)
Cost of funds:  If paragraph (b) above applies but no Term SOFR is available for the applicable Fallback Interest Period or the Interest Period is shorter than the applicable Fallback Interest Period, there shall be no Reference Rate for the Loan or that part of the Loan (as applicable) and Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

10.2	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed fifty per cent. of the Loan or the relevant part of the Loan as appropriate) that its cost of funds relating to its participation in the Loan or that part of the Loan would be in excess of that Market Disruption Rate, then Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

10.3	Cost of funds

(a)
If this Clause 10.3 (Cost of funds) applies the rate of interest on each Lender's share of the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the relevant Margin; and

(ii)
the weighted average of the rates notified to the Facility Agent by each Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in the Loan or that part of the Loan.

(b)
If this Clause 10.3 (Cost of funds) applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)
Subject to Clause 43.4 (Changes to reference rates), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If paragraph (e) below does not apply and any rate notified to the Facility Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

(e)	If this Clause 10.3 (Cost of funds) applies pursuant to Clause 10.2 (Market disruption) and:

(i)	a Lender's Funding Rate is less than the relevant Market Disruption Rate; or

(ii)	a Lender does not supply a rate to the Facility Agent by the time specified in sub-paragraph (ii) of paragraph (a) above,

that Lender's cost of funds relating to its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (a) above, to be the Market Disruption Rate for the Loan or that part of the Loan.

(f)
If this Clause 10.3 (Cost of funds) applies but any Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above, the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.

10.4	Break Costs

(a)
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day before the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)
Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

11	FEES

11.1	Commitment fee

(a)
The Borrower shall pay to the Facility Agent (for the account of each Lender) a fee computed at the rate of 30 per cent. per annum of the relevant Margin on that Lender's Available Commitment in respect of each Facility from time to time for the Commitment Fee Period applicable to that Facility.

(b)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Commitment Fee Period, on the last day of the Commitment Fee Period and, if cancelled, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

(c)
In this Clause 11.1 (Commitment fee), "Commitment Fee Period" means, in respect of a Facility, the period from and including 23 August 2022 to and including, the earlier of (a) the date of cancellation of any unutilised Commitments or when the relevant Lender's Commitment equals zero and (b) 17 March 2023.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)
Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)
The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes

The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, losses or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or equivalent provisions imposed elsewhere) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13	INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,

in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	"Basel III" means:

(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

(ii)	"CRD IV" means:

(A)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by Regulation (EU) 2019/876;

(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended by Directive (EU) 2019/878; and

(C)	any other law or regulation which implements Basel III.

(iii)	"Increased Costs" means:

(A)	a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity)  but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(e)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

(a)	Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Default and/or Sanctions Event;

(ii)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in an Advance requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)
Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by that Indemnified Person pursuant to, or in connection with or arising out of:

(i)
the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition);

(ii)	any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the entry into and the transactions contemplated by the Finance Documents

(iii)	having the benefit of any Security constituted by the Finance Documents;

(iv)	or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)
Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(d)
The Obligors shall, on demand, indemnify each Secured Party against any cost, loss or liability (including legal costs and fees) incurred by that Secured Party as a result of the investigation or occurrence of a Sanctions Event.

(e)
Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3	Indemnity to the Facility Agent

Each Obligor shall, on demand, indemnify the Facility Agent against:

(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default or a Sanctions Event; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and

(b)
any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

14.4	Indemnity to the Security Agent

(a)
Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(E)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

(ii)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15	MITIGATION BY THE FINANCE PARTIES

15.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if:

(i)	a Default has occurred and is continuing;

(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it; or

(iii)	a Finance Party determines in its absolute discretion that to do so in case of a Sanctions Event constitutes or is reasonably likely to constitute a breach of Sanctions.

16	COSTS AND EXPENSES

16.1	Transaction expenses

The Obligors shall, within seven Business Days of demand, pay the Facility Agent, the Security Agent and the Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required either pursuant to Clause 33.9 (Change of currency) or as contemplated in Clause 43.4 (Changes to reference rates); or

(c)	an Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security,

the Obligors shall, within seven Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Obligors shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

SECTION 7

GUARANTEE

17	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all such other Obligor's obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand by the Facility Agent against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause 17 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

(a)
Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity).  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

(b)
Each Guarantor acknowledges the right of the Facility Agent pursuant to Clause 26.19 (Acceleration) to enforce or direct the Security Agent to enforce or exercise any or all of its rights, remedies powers or discretions under any guarantee or indemnity contained in this Agreement.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 17 (Guarantee and Indemnity).

17.7	Deferral of Guarantors' rights

All rights which any Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity):

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 33 (Payment Mechanics).

17.8	Additional security

This guarantee and any other Security given by a Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9	Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Guarantors' rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which a Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	REPRESENTATIONS

18.1	General

Each Obligor makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party on the date of this Agreement.

18.2	Status

(a)	The Corporate Guarantor is a company, duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.

(b)	Each of the Borrower, TMI Holdco and each Collateral Guarantor is a corporation, duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.

(c)	The Corporate Guarantor and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.3	Share capital and ownership

(a)	The legal title to and beneficial interest in the shares in TMI Holdco is held directly by the Corporate Guarantor free of any Security or any other claim, third party rights or competing interests.

(b)
The legal title to and beneficial interest in the shares in the Borrower is held directly by TMI Holdco free of any Security (except for Permitted Security) or any other claim, third party rights or competing interests.

(c)
The legal title to and beneficial interest in the shares in each Collateral Guarantor is held directly by TMI Holdco free of any Security (except for Permitted Security) or any other claim, third party rights or competing interests.

(d)
Prior to the Term Loan Initial Borrowing Date, the beneficial interest in the Existing Shares in Target is held directly by the Borrower free of any Security (except for Permitted Security) or any other claim, third party rights or competing interests.

(e)	None of the shares in the Borrower or any Collateral Guarantor is subject to any option to purchase, pre-emption rights or similar rights.

(f)	Subject to paragraph (g) below, all Grindrod Shares held and acquired by the Borrower on and following the Closing Date:

(i)	are free of any Security (except for Permitted Security), any other claim, third party rights or competing interests; and

(ii)
are or will, upon such shares being registered in the name of the Borrower in the register of members of the Target, be legally and beneficially owned by the Borrower free of any Security (except for Permitted Security), any other claim, third party rights or competing interests.

(g)
The Grindrod Shares held and acquired by the Borrower on and following the Closing Date are beneficially owned by the Borrower and the legal title of those shares will pass on to the Borrower upon such shares being registered in the register of shareholders of Target, and such registration will be made within five Business Days after the delisting of the Target has occurred.

(h)
Of the Existing Shares, 4,329,580 Grindrod Shares were acquired (within the meaning of Rule 144(d)(1) promulgated under the Securities Act) by the Borrower on January 28, 2022, and the remainder of the Existing Shares were acquired in open market transactions on and through the NASDAQ and JSE.

(i)
The Existing Shares acquired in open market transactions are not subject to any restrictions on transfer other than those arising solely from Borrower’s status as an “affiliate” as defined in Rule 144 under the Securities Act and are not “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act.  The Existing Shares do not and will not contain any restrictive legends and do not require any opinions from counsel, or the removal of any “stop transfer order,” or the delivery of any documentation (other than as set forth in this Agreement) prior to, or in connection with, the sale of the Grindrod Shares, and (iii) are not and will not be subject to any shareholders’ agreement, investor rights agreement, lock up agreement or any other similar agreement or any voting or other contractual restriction, other than pursuant to this Agreement. The Borrower will use commercially reasonable efforts to procure that any restrictive legends are removed, if any, from any Existing Shares as soon as practicable following the date which is six months after the acquisition of such shares by the Borrower.

(j)	The Existing Shares are not certificated and are either:

(i)
registered in the name of The Depository Trust Company's nominee, maintained in the form of book entries on the books of The Depository Trust Company and allowed to be settled through The Depository Trust Company's regular book-entry settlement services; or

(ii)	held in the Deposit Account referred to in paragraph (b) of the definition of “Deposit Account” in the name of the Borrower; and

in each case, in accordance with applicable laws.

(k)
The Borrower made a payment of the full purchase price (within the meaning of Rule 144(d)(1)(iii) of the Securities Act) therefor and took full risk of economic loss thereon on the date it acquired each of the Existing Shares.

18.4	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

18.5	Validity, effectiveness and ranking of Security

(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, subject to the Legal Reservations and the Perfection Requirements, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)
Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking Security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

18.6	Non-conflict with other obligations

(a)	The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(i)	any law or regulation applicable to it;

(ii)	its constitutional documents; or

(iii)
any agreement or instrument binding upon it or any member of the Group or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents;

(ii)	in the case of each Collateral Guarantor, its registration of the Ship under its Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

18.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.

18.9	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)
Subject to the Legal Reservations, any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

18.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.8 (Insolvency proceedings); or

(b)	creditors' process described in Clause 26.9 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to an Obligor; and none of the circumstances described in Clause 26.7 (Insolvency) applies to an Obligor.

18.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except for the recordation, registration or filing of each Mortgage with the relevant flag state of each Ship and any other filing, recording or enrolling or any tax or fee payable which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) and which will be made or paid promptly after the date of the relevant Finance Document.

18.12	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

18.13	No default

(a)
No Event of Default is continuing or is reasonably expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

18.14	No misleading information

(a)
Any factual information provided to a Finance Party by any member of the Group for the purposes of this Agreement and/or in connection with the Acquisition was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

18.15	Financial Statements

(a)
There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Corporate Guarantor) since its date of incorporation.

(b)	Its most recent financial statements delivered pursuant to Clause 19.2 (Financial statements):

(i)	have been prepared in accordance with Clause 19.4 (Requirements as to financial statements); and

(ii)	give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and operations during the relevant financial year.

(c)
Since the date of the most recent financial statements delivered pursuant to Clause 19.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or financial condition of the Group taken as a whole).

18.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.17	No proceedings pending or threatened

(a)
No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against any Obligor.

(b)
No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which are reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against any Obligor.

18.18	No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to any Obligor or a third party in connection with Acquisition, other than as disclosed to the Facility Agent in writing on or before the date of this Agreement.

18.19	Valuations

(a)
All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)
There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

18.20	No breach of laws

It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

18.21	No Charter

No Ship is subject to any Charter other than a Permitted Charter.

18.22	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each member of the Group (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

18.23	No Environmental Claim

No Environmental Claim has been made or (to the best of its knowledge and belief) threatened against any member of the Group or any Ship where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

18.24	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

18.25	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Collateral Guarantor, each Approved Manager and each Ship have been complied with.

18.26	Taxes paid

(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.

18.27	Financial Indebtedness

No Collateral Guarantor has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness or as otherwise permitted by this Agreement.

18.28	Overseas companies

No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

18.29	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.30	Ownership

(a)	The relevant Collateral Guarantor will be the sole legal and beneficial owner of its Ship, its Earnings and its Insurances.

(b)
With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

(c)
The constitutional documents of each Obligor do not and could not restrict or inhibit any transfer of the shares of the Collateral Guarantors on creation or enforcement of the security conferred by the Security Documents.

18.31	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Guernsey and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

18.32	Place of business

No Obligor has a place of business in any country other than that of its Original Jurisdiction.

18.33	No employee or pension arrangements

No Obligor has any employees or any liabilities under any pension scheme.

18.34	Sanctions

No Transaction Obligor nor any of its Subsidiaries, nor to the knowledge of that Transaction Obligor, any director, officer, employee, agent or Affiliate of that Transaction Obligor or any of its Subsidiaries, is a Restricted Party or is subject to or involved in any official inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions.

18.35	US Tax Obligor

No Obligor is a US Tax Obligor.

18.36	Anti-Corruption

Each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

18.37	No immunity

In any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents to which it is a party, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

18.38	Private and commercial acts

Its execution of the Finance Documents to which it is a party constitutes, and its exercise of its rights and performance of its obligations thereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

18.39	Acquisition Documents, disclosures and other Documents

(a)	The Acquisition Documents contain all the terms of the Acquisition.

(b)	To the best of its knowledge no representation or warranty given by any party to the Acquisition Documents is untrue or misleading in any material respect.

18.40	Holding Companies

Except as may arise under the Transaction Documents and for Acquisition Costs, before the Closing Date neither the Corporate Guarantor nor the Borrower has traded or incurred any liabilities or commitments (actual or contingent, present or future) other than in the case of the Corporate Guarantor acting as a Holding Company of the Borrower and under any Permitted Financial Indebtedness.

18.41	Bona fide pledge

The Agreement and the transactions contemplated hereunder are collectively intended to constitute a bona fide pledge of the Grindrod Shares, are not intended to constitute an offer or sale of such shares within the meaning of the Securities Act, and are not entered into with the purpose nor with the effect of changing or influencing the control of Target, nor in connection with any transaction having such purpose or effect. The Borrower has no expectation or intention that an Event of Default will occur under this Agreement.

18.42	Investment company

The Borrower is not, and shall not become, required to register with the Securities Exchange Commission as an "investment company" pursuant to Section 3(a)(1) of the U.S. Investment Company Act of 1940, as amended, and is not, and shall not become, an "investment company" as defined in Section 3(a)(1) of the Investment Company Act, or, alternatively, is relying on and shall rely on another exemption or exclusion from such definition under the Investment Company Act.

18.43	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

19	INFORMATION UNDERTAKINGS

19.1	General

The undertakings in this Clause 19 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

19.2	Financial statements

The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)
as soon as the same become available, but in any event within 160 days after the end of each of its financial years, the audited financial statements of the Corporate Guarantor and the unaudited consolidated management accounts of the Group for that financial year;

(b)
subject to paragraph (c), as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, the unaudited semi-annual financial statements of the Corporate Guarantor and the unaudited consolidated management accounts of the Group for that financial half year;

(c)
if the reporting frequency changes to quarterly, as soon as the same become available, but in any event within 90 days after the end of each quarter of each of its financial years, the unaudited quarterly financial statements of the Corporate Guarantor and the unaudited consolidated management accounts of the Group for that financial quarter year;

(d)	by no later than 31 January each year, a two year budget and consolidated cash flow projections of the Group in a format reasonably acceptable to the Facility Agent; and

(e)	if at any time the Target is neither a member of the Group nor listed on NASDAQ or the JSE:

(i)
within 160 days after the end of each of its financial years (to the extent they are made available to the Borrower by then) or, otherwise, as soon as possible thereafter but in any event within 180 days after the end of each of its financial years, the unaudited financial statements of the Target for that financial year;

(ii)
as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years provided that the Target is required to prepare them, the unaudited semi-annual financial statements of the Target for that financial half year; and

(iii)
as soon as the same become available, but in any event within 90 days after the end of each quarter of each of its financial years provided that the Target is required to prepare them, the unaudited quarterly financial statements of the Target.

19.3	Compliance Certificate

(a)
The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a) and (b) or, if applicable, paragraph  (c) of Clause 19.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with:

(i)	Clause 20 (Financial Covenants); and

(ii)	the Collateral Maintenance Ratio set out in Clause 24.1 (Minimum required security cover),

as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by two directors of the Corporate Guarantor or the Chief Financial Officer of the Group.

19.4	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Borrower pursuant to Clause 19.2 (Financial statements) shall be certified by a director or an officer, as applicable, of the relevant company as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)
The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.2 (Financial statements) is prepared using GAAP unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP and its auditors deliver to the Facility Agent:

(i)	a description of any change necessary for those financial statements to reflect the GAAP; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 20 (Financial Covenants) has been complied with.

19.5	DAC6

(a)	In this Clause 19.5 (DAC6), "DAC6" means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU or any replacement legislation applicable in the United Kingdom.

(b)	The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(i)
promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of DAC6; and

(ii)
promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

19.6	Information: miscellaneous

Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(c)
promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal body or agency which is made against any member of the Group and which might have a Material Adverse Effect;

(d)	promptly, its constitutional documents where these have been amended or varied;

(e)	promptly, such further information and/or documents regarding:

(i)	each Ship, goods transported on each Ship, its Earnings and its Insurances and any intended dry docking of a Ship;

(ii)	the Security Assets;

(iii)	compliance of the Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business and operations of any member of the Group,

as any Finance Party (through the Facility Agent) may reasonably request;

(f)
promptly upon becoming aware of the relevant claim, the details of any claim which is current, threatened or pending against any Vendor selling more than 5% of the Target Shares or any other person in respect of the Acquisition Documents if such claim will prevent the Borrower from acquiring the relevant Target Shares;

(g)
promptly, such information and/or documents regarding the Borrower’s shareholding in Target, including (but not limited to) evidence that the Borrower has applied all amounts borrowed by it under the Facilities only for the purpose stated in the preamble (Background) to this Agreement, as any Finance Party (through the Facility Agent) may reasonably request;

(h)
promptly, such information and/or documents in respect of each Deposit Account, including (but not limited to) an account statement regarding the number of shares held in each such Deposit Account, as any Finance Party (through the Facility Agent) may reasonably request;

(i)
promptly, such information and/or documents in respect of each Settlement Account, including (but not limited to) an account statement regarding any cash balance held in each such Settlement Account, as any Finance Party (through the Facility Agent) may reasonably request; and

(j)
promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.

19.7	Notification of Default

(a)
Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Facility Agent, each Obligor shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.8	Notification of Sanctions Event

Without prejudice to Clause 19.7 (Notification of Default), each Obligor shall notify the Facility Agent of any Sanctions Event (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

19.9	Use of websites

(a)
Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the "Designated Website") if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Obligors shall comply with any such request within 10 Business Days.

19.10	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)
any change in the status of an Obligor (or of a Holding Company of an Obligor) (including, without limitation, a change of ownership of an Obligor or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20	FINANCIAL COVENANTS

20.1	Financial covenants

The Group shall at all times during the periods specified below (except if there are no Loans outstanding) on a consolidated basis maintain:

(a)	Adjusted Equity ratio: an Adjusted Equity of:

(i)	no less than 35% of the sum of the liabilities and Adjusted Equity on and from the Term Loan Initial Borrowing Date until (and including) the First Anniversary Date; and

(ii)	no less than 40% of the sum of the liabilities and Adjusted Equity thereafter throughout the remainder of the Security Period; and

(b)
Minimum Liquidity: Cash and Cash Equivalents of at least $5,000,000 plus an additional $250,000 per vessel owned or bareboat chartered by the Group from the Term Loan Initial Borrowing Date throughout the remainder of the Security Period.

In this Clause 21:

"Adjusted Equity" means the aggregate of:

(a)
the total equity presented in the Group's most recent consolidated financial statements and/or management accounts delivered to the Facility Agent pursuant to Clause 19.2 (Financial statements) by adjusting the vessels' book values to their current market values obtained through Approved Valuers; and

(b)	without double counting and where at the relevant time the Target is not a member of the Group, the Shares Market Value.

"Cash and Cash Equivalents" means, at any relevant time:

(a)
cash in hand or held with banks or financial institutions of the Group in dollars or another currency freely convertible in dollars, which is free of any Security (except for Permitted Security, Security granted in respect of the $160 Facilities Agreement and/or where such funds are otherwise freely available);

(b)	any cash equivalent of the Group; and

(c)	any marketable securities of the Group which are free of any Security (except for Permitted Security),

as stated in the Group’s most recent consolidated financial statements and/or management accounts provided in accordance with Clause 19.2 (Financial statements) and determined in accordance with GAAP.

21	GENERAL UNDERTAKINGS

21.1	General

The undertakings in this Clause 21 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

21.2	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship, of any Transaction Document to which it is a party; and

(iii)	own and operate each Ship (in the case of the Collateral Guarantors).

21.3	Compliance with laws

Each Obligor shall comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

21.4	Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor, will:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.5	Environmental Claims

Each Obligor shall, and shall procure that each other Transaction Obligor, will (through the Borrower) promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

21.6	Taxation

(a)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 19.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor shall change its residence for Tax purposes.

21.7	Overseas companies

Each Obligor shall promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

21.8	No change to centre of main interests

No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 18.31 (Centre of main interests and establishments) and it will create no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

21.9	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

21.10	Title

(a)	Each relevant Collateral Guarantor holds the legal title to, and owns the entire beneficial interest in, its Ship, its Earnings and its Insurances.

(b)
With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by such Obligor.

21.11	Negative pledge

(a)	No Transaction Obligor shall create or permit to subsist any Security over any of its assets which are the subject of the Security created or intended to be created by the Finance Documents.

(b)	No Collateral Guarantor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security and paragraph (b) above does not apply to:

(i)	any sale or a disposal of a Ship where the provisions of Clause 7.5 (Mandatory prepayment on sale or Total Loss of a Ship) are complied with; and

(ii)	any release of a Collateral Guarantor from its obligations under the Finance Documents to which it is a party in accordance with this Agreement.

(d)	The Obligors shall procure that:

(i)
except as set out in sub-paragraph (ii) below, the owner of the m.v. “Sun Aquamarine”, Good Yeoman (MI) Limited, shall not create or permit to subsist any Security over the m.v. “Sun Aquamarine” during the Security Period; and

(ii)
if it is possible for the m.v. “Sun Aquamarine” to leave Ukraine during the Security Period and provided that the m.v. “Sun Aquamarine” is not subject to any Sanctions and Good Yeoman (MI) Limited is not a Restricted Party, Good Yeoman (MI) Limited shall promptly, following the completion of any required dry-odcking following the departure of the m.v. “Sun Aquamarine” from Ukraine, accede as a Collateral Guarantor to this Agreement in accordance with Clause 28.5 (Collateral Guarantors) and that Good Yeoman (MI) Limited shall provide Security over the m.v. “Sun Aquamarine” in accordance with Clause 28.3 (Ships).

21.12	Disposals

(a)
Neither the Borrower nor a Collateral Guarantor shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including, without limitation, the Grindrod Shares owned by the Borrower, any Ship, its Earnings or its Insurances).

(b)	Paragraph (a) above does not apply to:

(i)	any Charter as all Charters are subject to Clause 23.16 (Restrictions on chartering, appointment of managers etc.);

(ii)	any sale or a disposal of a Ship where the provisions of Clause 7.5 (Mandatory prepayment on sale or Total Loss of a Ship) are complied with;

(iii)	any sale, transfer, lease or other disposal of the Grindrod Shares owned by the Borrower where:

(A)	all of the Lenders have given their prior written consent to such sale, transfer, lease or other disposal of the Grindrod Shares, such consent not to be unreasonably withheld; and

(B)	the provisions of Clause 7.6 (Mandatory prepayment on sale of Grindrod Shares) are complied with; and

(iv)	any release of a Collateral Guarantor from its obligations under the Finance Documents to which it is a party in accordance with this Agreement.

(c)
None of the Borrower or any of its Affiliates shall directly or indirectly engage in any short sales (including, without limitation, through hedging or derivatives transactions) or enter into any Swap Contract with respect to any Grindrod Shares or other Collateral without the prior written consent of the Facility Agent.

21.13	Merger

No Obligor shall enter into any amalgamation, demerger, merger, migration or continuation, consolidation or corporate reconstruction other than a merger involving (a) the Corporate Guarantor, provided the Corporate Guarantor is the surviving entity in such merger or (b) the Borrower, provided that the Borrower is the surviving entity in such merger and the other party in such merger is a wholly owned Subsidiary of the Borrower, and in either case such merger does not trigger a Change of Control Event.

21.14	Change of business

(a)	The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement.

(b)	No Collateral Guarantor shall engage in any business other than the ownership and operation of its Ship.

21.15	Financial Indebtedness

No Collateral Guarantor shall incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

21.16	Expenditure

No Collateral Guarantor shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of acquiring, owning, operating, maintaining and repairing its Ship.

21.17	Share capital

Neither the Borrower nor a Collateral Guarantor shall, and the Borrower shall procure that, following the date when the Borrower has acquired 100% of the Grindrod Shares, Target shall not:

(a)	purchase, cancel or redeem any of its shares or share capital;

(b)	increase or reduce its authorised shares or share capital;

(c)
issue any further shares except to its sole shareholder and provided such new shares are made subject to the terms of the Shares Security applicable to the shares in the Borrower, that Collateral Guarantor or Target (as the case may be) immediately upon the issue of such new shares in a manner satisfactory to the Security Agent and the terms of that Shares Security are complied with;

(d)
appoint any further director or officer of the Borrower, that Collateral Guarantor or Target (unless the provisions of the Shares Security applicable to the Borrower, a Collateral Guarantor or Target are complied with).

21.18	Dividends

The Obligors may:

(a)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital or issued shares, as applicable (or any class of its share capital or issued shares, as applicable);

(b)	repay or distribute any dividend or share premium reserve; or

(c)	redeem, repurchase, defease, retire or repay any of its share capital or issued shares, as applicable, or resolve to do so,

provided always that:

(i)	no Event of Default is continuing or where any of the above would not result in the occurrence of an Event of Default;

(ii)	no breach of Clause 20 (Financial Covenants) has occurred; and

(iii)	no breach of Clause 24 (Security Cover) has occurred,

at the time of any of the actions referred to in paragraphs (a) – (c) above.

(d)	For the avoidance of doubt, and notwithstanding the restrictions set out above:

(i)
the Collateral Guarantors shall be entitled to make distributions to the Borrower and/or TMI Holdco provided that such distributions are solely and only used by TMI Holdco for the repayment by the Borrower of the Loan and are so paid by TMI Holdco to the Borrower (or the Borrower’s order); and

(ii)	the Borrower shall be entitled to make distributions to the Corporate Guarantor in accordance with, and pursuant to, Clause 7.10 (Mandatory prepayment on payment of dividends by Target).

21.19	Other transactions

No Collateral Guarantor shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)
give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Obligor assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

(c)	enter into any material agreement other than:

(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement; and

(d)	enter into any transaction on terms which are, in any respect, less favourable to that Collateral Guarantor than those which it could obtain in a bargain made at arms' length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

21.20	Acquisition Documents

(a)
The Borrower shall (and the Corporate Guarantor will procure that the Borrower will) promptly pay all amounts payable to the Vendor under the Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by the Vendor and where adequate reserves are set aside for any such payment).

(b)
The Borrower shall (and the Corporate Guarantor will procure that the Borrower will) promptly take all reasonable and practical steps to preserve and enforce its rights and pursue any claims and remedies arising under any Acquisition Documents.

21.21	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Borrower shall ensure that no other member of the Group will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for an Obligor to perform any of its obligations under the Transaction Documents;

(b)
cause any obligation of an Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

21.22	Existing Shares and Target Shares in relevant Deposit Account

The Borrower shall procure that:

(a)	from the date of this Agreement, all Existing Shares; and

(b)	from the date of acquisition, all Target Shares acquired by it,

shall be held in the name of the Borrower in the relevant Deposit Account and be subject at all times to the relevant Deposit Account Security until such time as:

(i)	the Borrower has acquired and owns 100% of the Grindrod Shares;

(ii)
the Facility Agent has received evidence acceptable to it that the Grindrod Shares have been registered in the register of members of Target, which registration will be made as soon as practicable after the Grindrod Shares are de-listed from NASDAQ and/or the JSE (as the case may be); and

(iii)
the Facility Agent has received a duly executed original of the Shares Security in respect of the Grindrod Shares and of each document to be delivered under it, together with any such legal opinions relating to the execution and enforceability of such Shares Security, corporate authorities and any other documents as the Facility Agent (acting on the instructions of the Lenders) may reasonably request.

21.23	Listing and de-listing

(a)	The Corporate Guarantor shall ensure that at all times during the Security Period its shares shall remain listed on the London Stock Exchange.

(b)
The Borrower shall procure that all of the Grindrod Shares are de-listed from NASDAQ and/or the JSE (as the case may be) as soon as practicable and within any periods specified by the U.S. Securities and Exchange Commission after the date upon which the Borrower has acquired 100% of the Grindrod Shares.

(c)
Within five (5) Business Days of the date that all of the Grindrod Shares are de-listed from NASDAQ and/or the JSE (as the case may be), the Borrower shall provide to the Facility Agent evidence in form and substance acceptable to the Facility Agent that the Grindrod Shares have been de-listed from NASDAQ and/or the JSE (as the case may be).

21.24	Acquisition of Grindrod Shares

Upon the acquisition of 100% of the Grindrod Shares by the Borrower, the Corporate Guarantor or the Borrower shall procure that Target will make all appropriate filings with the U.S. Securities and Exchange Commission within the periods specified by the U.S. Securities and Exchange Commission.

21.25	Further assurance

(a)
Each Obligor shall, and the Borrower shall procure that each Transaction Obligor will, promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)
to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)
Each Obligor shall, and the Borrower shall procure that each Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)
At the same time as an Obligor delivers to the Security Agent any document executed by itself pursuant to this Clause 21.22 (Further assurance), that Obligor shall deliver to the Security Agent a certificate signed by one of that Obligor's directors or officers, as applicable, which shall:

(i)	set out the text of a resolution of that Obligor's directors specifically authorising the execution of the document specified by the Security Agent; and

(ii)
state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors or officers and is valid under that Obligor's articles of association or other constitutional documents.

21.26	Anti-corruption and anti-money laundering

(a)
No Obligor shall, and the Borrower shall procure that no other member of the Group will, directly or indirectly use the proceeds of the Facilities for any purpose which would breach applicable anti-corruption or anti-money laundering laws.

(b)	Each Obligor shall, and the Borrower shall ensure that each other member of the Group, will:

(i)	conduct its businesses in compliance with applicable anti-corruption or anti-money laundering laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

21.27	Beneficial ownership reporting obligations

The Borrower is and will remain in compliance with any beneficial ownership reporting obligations with respect to the shares of Target, including any reporting obligations under Section 13 of the Exchange Act. The Borrower shall give prior notice to the Security Agent of any public filing of or relating to this Agreement or the Grindrod Shares and provide the Security Agent with a copy of any such report at least one (1) Business Day prior to the filing thereof.  Target is a "foreign private issuer" (as such term is defined in the rules and regulations of the Exchange Act).  Target is not, and has never been, an issuer identified in, or subject to, Rule 144(i) (i.e., a “shell company” or a company with (A) no or nominal operations; and (B) either: (1) no or nominal assets; (2) assets consisting solely of cash and cash equivalents; or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets).

22	INSURANCE UNDERTAKINGS

22.1	General

The undertakings in this Clause 22 (Insurance Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

22.2	Maintenance of obligatory insurances

Each Collateral Guarantor shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery, increased value and excess risks);

(b)	war risks (including blocking and trapping);

(c)	protection and indemnity risks; and

(d)
any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for a Collateral Guarantor to insure and which are specified by the Facility Agent by notice to a Collateral Guarantor.

22.3	Terms of obligatory insurances

Each Collateral Guarantor shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least 120 per cent. of the Ship Market Value of that Ship;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;

(e)	on approved terms; and

(f)
through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

22.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 22.3 (Terms of obligatory insurances), each Collateral Guarantor shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Collateral Guarantor as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Collateral Guarantor and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)
whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Security Agent may make proof of loss if that Collateral Guarantor fails to do so.

22.5	Renewal of obligatory insurances

Each Collateral Guarantor shall:

(a)	at least 21 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents' approval to the matters referred to in sub-paragraph (i) above;

(b)	at least seven days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and

(c)
procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

22.6	Copies of policies; letters of undertaking

Each Collateral Guarantor shall ensure that the Approved Brokers provide the Security Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that:

(i)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 22.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent promptly of any material change to the terms of the obligatory insurances;

(iv)
they will, if they have not received notice of renewal instructions from the relevant Collateral Guarantor or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Collateral Guarantor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Collateral Guarantor forthwith upon being so requested by the Facility Agent.

22.7	Copies of certificates of entry

Each Collateral Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

22.8	Deposit of original policies

Each Collateral Guarantor shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

22.9	Payment of premiums

Each Collateral Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

22.10	Guarantees

Each Collateral Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

22.11	Compliance with terms of insurances

(a)
No Obligor shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Collateral Guarantor shall:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 22.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless approved by the underwriters of the obligatory insurances;

(iii)
make (and, upon request, promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)
not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

22.12	Alteration to terms of insurances

No Obligor shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

22.13	Settlement of claims

Each Collateral Guarantor shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)
do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

22.14	Provision of copies of communications

Each Collateral Guarantor shall, upon request, provide the Security Agent, at the time of each such communication, with copies of all written communications between that Collateral Guarantor and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Collateral Guarantor's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Collateral Guarantor and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

22.15	Provision of information

Each Collateral Guarantor shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) reasonably requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 22.16 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Obligors shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

22.16	Mortgagee's interest and additional perils insurances

(a)
The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance and a mortgagee's interest additional perils insurance in an amount of 110% of the aggregate of the Ship Market Value of all the Ships and on such other terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.

(b)
The Obligors shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

23	GENERAL SHIP UNDERTAKINGS

23.1	General

The undertakings in this Clause 23 (General Ship Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

23.2	Ships' names and registration

Each Collateral Guarantor shall, in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled;

(c)	not enter into any dual flagging arrangement in respect of that Ship; and

(d)	not change the name of that Ship,

provided that any change of flag of a Ship shall be subject to:

(i)
that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and, if applicable, related Deed of Covenant and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Lenders, shall approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Lenders, shall approve or require.

23.3	Repair and classification

Each Collateral Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions affecting that Ship's class.

23.4	Modifications

No Collateral Guarantor shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

23.5	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Collateral Guarantor shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and

(iii)
the replacement part or item becomes, on installation on that Ship, the property of that Collateral Guarantor and subject to the security constituted by the Mortgage on that Ship and, if applicable, the related Deed of Covenant.

(b)	A Collateral Guarantor may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Collateral Guarantor.

23.6	Surveys

Each Collateral Guarantor shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

23.7	Inspection

Each Collateral Guarantor shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

23.8	Prevention of and release from arrest

(a)	Each Collateral Guarantor shall, in respect of the Ship owned by it, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

(b)
Each Collateral Guarantor shall immediately upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

23.9	Compliance with laws etc.

Each Collateral Guarantor shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and

(c)
without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and Sanctions (or which would be contrary to Sanctions if Sanctions were binding on each Transaction Obligor).

23.10	ISPS Code

Without limiting paragraph (a) of Clause 23.9 (Compliance with laws etc.), each Collateral Guarantor shall:

(a)	procure that the Ship owned by it and the company or corporation responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for that Ship; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

23.11	Sanctions and Ship trading

Without limiting Clause 23.9 (Compliance with laws etc.), each Collateral Guarantor shall procure:

(a)	that the Ship owned by it shall not be used by or for the benefit of a Restricted Party;

(b)	that such Ship shall not be used in trading in any manner contrary to Sanctions (or which could be contrary to Sanctions if Sanctions were binding on each Transaction Obligor);

(c)	that such Ship shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and

(d)
that each charterparty in respect of that Ship shall contain, for the benefit of that Collateral Guarantor, language which gives effect to the provisions of paragraph (c) of Clause 23.9 (Compliance with laws etc.) as regards Sanctions and of this Clause 23.11 (Sanctions and Ship trading) and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions (or which would result in a breach of Sanctions if Sanctions were binding on each Transaction Obligor.

23.12	Use of Proceeds

No Obligor will, directly or indirectly, use the proceeds of a Facility: (i) to fund any activities or business with a Restricted Party, except to the extent permissible for a person required to comply with the relevant Sanctions, or (ii) in any manner that would result in a violation of any applicable Sanctions by, or could result in the imposition of sanctions against, any party to any Finance Document.

23.13	Trading in war zones or excluded areas

No Collateral Guarantor shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers or which is otherwise excluded from the scope of coverage of the obligatory insurances unless that Collateral Guarantor has (at its expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Majority Lenders may require.

23.14	Provision of information

Without prejudice to Clause 19.6 (Information: miscellaneous) each Collateral Guarantor shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it requests regarding:

(a)	that Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager's compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent's request, promptly provide copies of any current Charter relating to that Ship, of any current guarantee of any such Charter, the Ship's Safety Management Certificate and any relevant Document of Compliance.

23.15	Notification of certain events

Each Collateral Guarantor shall, in respect of the Ship owned by it, immediately notify the Facility Agent by email, confirmed forthwith by letter, of:

(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Ship for hire;

(d)	any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings;

(f)	any Environmental Claim made against that Collateral Guarantor or in connection with that Ship, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Collateral Guarantor, an Approved Manager or otherwise in connection with that Ship; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Collateral Guarantor shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Collateral Guarantor's, any such Approved Manager's or any other person's response to any of those events or matters.

23.16	Restrictions on chartering, appointment of managers etc.

No Collateral Guarantor shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any pool arrangement, time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(c)	amend, supplement or terminate the Framework Agreement;

(d)	appoint a manager of that Ship other than an Approved Commercial Manager and an Approved Technical Manager or agree to any material alteration to the terms of an Approved Manager's appointment;

(e)	de activate or lay up that Ship; or

(f)
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,500,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

23.17	Notice of Mortgage

Each Collateral Guarantor shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority or preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Collateral Guarantor to the Security Agent.

23.18	Sharing of Earnings

No Collateral Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings other than pursuant to a Permitted Charter or for the purposes of this Agreement.

23.19	Poseidon Principles

Each Collateral Guarantor shall, upon the request of any Lender and, on or before 31 July in each calendar year following the date of this Agreement, supply or procure the supply by the Approved Classification Society (or as otherwise specified by the relevant Lender) to such Lender of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Ship owned by it for the preceding calendar year provided always that, for the avoidance of doubt, such information shall be "Confidential Information" for the purposes of Clause 44 (Confidential Information) but the Collateral Guarantors acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender's portfolio climate alignment. Should the relevant Collateral Guarantor incur additional costs caused by specific requirements from a Lender with regard to how such information is to be provided, the relevant Lender shall reimburse the relevant Collateral Guarantor for any such reasonably incurred and documented costs.

23.20	Sustainable and socially responsible dismantling of Ships

The Borrower and each Collateral Guarantor confirms that as long as it is in a lending relationship with the Lenders, it will ensure that any Ship controlled by it or sold to an intermediary with the intention of being scrapped, is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and/or EU Ship Recycling Regulation.

23.21	Inventory of Hazardous Materials

Each Collateral Guarantor shall procure that the Ship owned by it has obtained or will obtain by the time of the next special survey for such Ship, an Inventory of Hazardous Material, in respect of said Ship which shall be maintained until the Loan has been fully repaid.

23.22	Notification of compliance

Each Collateral Guarantor shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 23 (General Ship Undertakings).

24	SECURITY COVER

24.1	Minimum required security cover

Clause 24.2 (Provision of additional security; prepayment) applies if at any time the Facility Agent notifies the Borrower that:

(a)	the aggregate of (i) Shares Market Value of the Grindrod Shares and (ii) the Ship Market Value of each Ship then subject to a Mortgage; plus

(b)	the net realisable value of additional Security previously provided under this Clause 24 (Security Cover) ((a) and (b) collectively, the “Collateral”),

is below 140 per cent. of the Loan.

24.2	Provision of additional security; prepayment

(a)
If the Facility Agent serves a notice on the Borrower under Clause 24.1 (Minimum required security cover), the Borrower shall, on or before the date falling 45 days after the date (the "Prepayment Date") on which the Facility Agent's notice is served, prepay such part of the Loan relating to the Term Loan Facility as shall eliminate the shortfall.

(b)
The Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:

(i)	has a net realisable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Facility Agent may reasonably approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

24.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 24.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Ship Market Value of the vessel concerned.

24.4	Valuations binding

Any valuation under this Clause 24 (Security Cover) shall be binding and conclusive as regards the Borrower.

24.5	Provision of information

(a)
Each Obligor shall promptly provide the Facility Agent and any Approved Valuer acting under this Clause 24 (Security Cover) with any information which the Facility Agent or the Approved Valuer may request for the purposes of the valuation of any Ship.

(b)
If an Obligor fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Valuer or the Facility Agent considers prudent.

24.6	Prepayment mechanism

Any prepayment pursuant to Clause 24.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) but ignoring any restriction as to prepayments being made on the last day of the Interest Period and shall be applied on a pro rata basis towards the Advances of the Term Loan Facility.

24.7	Provision of valuations

Each Obligor shall provide the Facility Agent with valuations of the Ship owned by it or that will be owned by it and any other vessel over which additional Security has been created in accordance with Clause 24.3 (Value of additional vessel security), from two Approved Valuers, addressed to the Corporate Guarantor and the Facility Agent, to enable the Facility Agent to determine the Ship Market Value of that Ship (i) not more than 30 days prior to the Term Loan Initial Borrowing Date and (ii) within 30 days of 31 March, 30 June, 30 September and 31 December each year.

25	ACCOUNTS AND APPLICATION OF EARNINGS

25.1	Accounts

(a)	No Collateral Guarantor may, without the prior consent of the Facility Agent, maintain any bank account other than its Earnings Account.

(b)	The Borrower may not without the prior consent of the Facility Agent maintain any bank account other than the Settlement Accounts, the Cash Confirmation Account and the Non-Settlement Account.

25.2	Payments into Settlement Accounts, Nostro Account, Non-Settlement Account and Cash Confirmation Account

(a)
The Borrower shall ensure that all amounts utilised under either Facility shall be credited to the USD Settlement Account, the Nostro Account (for conversion by FRB into ZAR and then onwards remittance by FRB into the ZAR Settlement Account) or, if applicable and subject to paragraph (e) below, the Non-Settlement Account. Without prejudice to the generality of the foregoing, if the Borrower requires a Utilisation under the Term Loan Facility or the Top Up Facility to settle any acceptances (or expected acceptances) to the Offer in respect of Target Shares listed on the JSE, the Borrower shall ensure that such Advance shall be credited to the ZAR Settlement Account via the Nostro Account.

(b)
On or before the date of this Agreement, the Borrower shall pay an amount equal to $100,000,000 (the “Cash Deposit”) into an account (the “Cash Confirmation Account”) held with Berenberg Bank in the name of the Borrower, using the cash on the Corporate Guarantor’s balance sheet and shall provide to the Facility Agent evidence acceptable to the Facility Agent of such payment within three (3) Business Days of the date of this Agreement. The Borrower undertakes that it shall use the Cash Deposit solely for the purposes stated in the preamble (Background) to this Agreement. Further, the Borrower shall procure that for the purpose of settling any acceptances to the Offer in respect of Target Shares listed on the JSE, the Cash Deposit (or any part thereof) shall be remitted by Berenberg Bank from the Cash Confirmation Account to the Nostro Account and, following conversion by FRB into ZAR, by FRB in to the ZAR Settlement Account, from where all or part of the funds shall be remitted to Computershare for settlement of the relevant acceptances.

(c)
The Borrower undertakes that, if any funds remitted into the Nostro Account are not converted by FRB from $ into ZAR in accordance with this Clause 25.2 (Payments into Settlement Accounts, Nostro Account, Non-Settlement Account and Cash Confirmation Account) within 3 Business Days of such remittance, the Borrower will procure that such funds are remitted into the USD Settlement Account.

(d)
The Borrower undertakes that if at close of business in Hamburg on the second Business Day after the Unconditional Date any part of the Cash Deposit is remaining on the Cash Confirmation Account, the Borrower will procure that such funds are promptly remitted into the USD Settlement Account.

(e)	The Borrower may request in the Utilisation Request for amounts utilised under either Facility to be credited to the Non-Settlement Account provided that:

(i)
the Borrower undertakes to use such amounts solely for the purposes of (x) paying fees, costs, expenses and other Taxes incurred on or behalf of any Obligor in connection with the Acquisition, the Finance Documents, and the Acquisition Documents and/or (y) refinancing any funds paid out by the Borrower out of its own funds to acquire any Target Shares in excess of $100,000,000;

(ii)
in case the Borrower intends to use the funds for the purpose of paying fees, costs, expenses and other Taxes incurred on or behalf of any Obligor in connection with the Acquisition, the Finance Documents, and the Acquisition Documents, the Borrower has provided to the Facility Agent at least three (3) Business Days prior to the proposed Utilisation Date supporting invoices and/or any other evidence acceptable to the Facility Agent (acting reasonably) showing that such fees, costs or expenses were incurred and paid by the Borrower or another Obligor; and/or

(iii)
in case the Borrower intends to use the funds for the purpose of refinancing any funds paid out by the Borrower out of its own funds to acquire any Target Shares in excess of $100,000,000, the Borrower has provided evidence to the Facility Agent acceptable to the Facility Agent (acting reasonably) (x) that it has used the full amount of $100,000,000 to acquire Target Shares and (y) that the Target Shares acquired by the Borrower from its own funds for which it is seeking reimbursement have been deposited into and are held in the relevant Deposit Account.

25.3	Security over Settlement Accounts

The Borrower shall, within ten (10) Business Days of the date of this Agreement,  provide to the Facility Agent the Account Security in respect of each Settlement Account (in form and substance satisfactory to the Facility Agent), together with any such legal opinions relating to the execution and enforceability of such Account Security, corporate authorities and any other documents as the Facility Agent (acting on the instructions of the Lenders) may reasonably request.

25.4	Payment of Earnings

Each Collateral Guarantor shall ensure that, subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it are paid in to its Earnings Account.

25.5	Location of Accounts

Each Collateral Guarantor and the Borrower shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of any Earnings Account or any Settlement Account (as the case may be); and

(b)
execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts or the Settlement Accounts (as the case may be).

25.6	Withdrawals from and blocking of a Settlement Account

(a)	Provided always that:

(i)	no Major Default has occurred; and

(ii)
the Borrower is not, or will not be, in breach of its obligation to use and apply any Balance (as defined in Clause 5.3 (Currency and amount)) solely for the purpose of acquiring and settling any acceptances in respect of any Target Shares or paying any related Taxes in South Africa, the Borrower may freely access and withdraw any balance standing to the credit of a Settlement Account including, for the avoidance of doubt, transfer any part of the Cash Deposit from the ZAR Settlement Account into the USD Settlement Account and/or transfer any part of the Cash Deposit from the USD Settlement Account to the ZAR Settlement Account and/or use any part of the remaining Cash Deposit to repay or prepay the Term Loan Facility.

(b)
Following the occurrence of a Major Default which is continuing, the Security Agent shall be entitled to give instructions to each of FRB and Berenberg Bank in accordance with and pursuant to the relevant Account Security over each Settlement Account to block the following amounts (which, for the avoidance of doubt, shall include any part of the Cash Deposit which has been transferred into a Settlement Account):

(i)	in respect of the ZAR Settlement Account, all amounts standing to the credit of the ZAR Settlement Account; and

(ii)	in respect of the USD Settlement Account:

(A)
prior to the Borrower having used all of the Cash Deposit to acquire Target Shares, the lower of (i) all amounts utilised and outstanding under the Facilities and (ii) the amount standing to the credit of the USD Settlement Account at that time; and

(B)	following the Borrower having used all of the Cash Deposit to acquire Target Shares, all amounts utilised and outstanding under the Facilities and not yet used to acquire Target Shares.

26	EVENTS OF DEFAULT

26.1	General

Each of the events or circumstances set out in this Clause 26 (Events of Default) is an Event of Default except for Clause 26.19 (Acceleration), Clause 26.20 (Enforcement of security) and Clause 26.21 (Clean-Up Period).

26.2	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three Business Days of its due date.

26.3	Specific obligations

A breach occurs of Clause 4.5 (Waiver of conditions precedent), Clause 21.10 (Title), Clause 21.11 (Negative pledge), Clause 21.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 22.2 (Maintenance of obligatory insurances), Clause 22.3 (Terms of obligatory insurances), Clause 22.5 (Renewal of obligatory insurances), Clause 23.12 (Use of Proceeds) or, save to the extent such breach is a failure to pay and therefore subject to Clause 26.2 (Non-payment), Clause 24 (Security Cover).

26.4	Other obligations

(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.2 (Non-payment) and Clause 26.3 (Specific obligations)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Facility Agent giving notice to the Borrower or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

26.5	Misrepresentation

Except for any representation or statement made pursuant to Clause 18.34 (Sanctions), any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

26.6	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)
Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 26.6 (Cross default) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than, in case of the Corporate Guarantor or TMI Holdco, $10,000,000 (or its equivalent in any other currency) or, in case of any other Obligor, $5,000,000 (or its equivalent in any other currency).

26.7	Insolvency

(a)	An Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

26.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, liquidation or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)
the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets;

(iv)	the granting by the Royal Court of Guernsey of a preliminary vesting order in respect of any asset of the Corporate Guarantor;

(v)	any step being taken in relation to a declaration that the Corporate Guarantor or its assets are en désastre;

(vi)	striking-off the Corporate Guarantor from the Register of Companies maintained by the Guernsey Registry; or

(vii)	enforcement of any Security over any assets of any Obligor, or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition or action involving strike-off which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

26.9	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of an Obligor having an aggregate value of $5,000,000 (other than an arrest or detention of a Ship referred to in Clause 26.14 (Arrest) and is not discharged within 30 days).

26.10	Ownership of the Obligors

(a)	An Obligor (other than the Corporate Guarantor) is not or ceases to be a 100% directly or indirectly owned Subsidiary of the Corporate Guarantor.

(b)	Following the date on which the Borrower owns more than 50% of the shares in Target, Target is not a directly owned Subsidiary of the Borrower.

(c)	Following the acquisition of 100% of the Grindrod Shares by the Borrower, Target is not or ceases to be a 100% directly owned Subsidiary of the Borrower.

(d)	A Collateral Guarantor is not or ceases to be a 100% directly owned Subsidiary of TMI Holdco.

26.11	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)
Any obligation of an Obligor under the Finance Documents is not (subject to the Legal Reservations) or ceases to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents.

(c)
Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security (except for Permitted Security).

26.12	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

26.13	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

26.14	Arrest

Any arrest of a Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Collateral Guarantor within 30 days of such arrest or detention.

26.15	Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets other than:

(a)	an arrest or detention of a Ship referred to in Clause 26.14 (Arrest); or

(b)	any Requisition.

26.16	Repudiation and rescission of agreements

A Transaction Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

26.17	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

26.18	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

26.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice to the Borrower:

(i)	cancel the Available Commitment of each Lender, whereupon they shall immediately be cancelled;

(ii)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(iii)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

(b)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

and the Facility Agent may serve notices under sub-paragraphs (i), (ii) and (iii) of paragraph (a) above simultaneously or on different dates and any Servicing Party may take any action referred to in paragraph (b) above or Clause 26.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

26.20	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.19 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

26.21	Clean-Up Period

Notwithstanding any other provision of any Finance Document:

(a)	any breach of a Clean-Up Representation or a Clean-Up Undertaking; or

(b)	any Event of Default constituting a Clean-Up Default,

which occurs prior to the Clean-Up Date will be deemed not to be a breach of representation or warranty, a breach of covenant or an Event of Default (as the case may be) if:

(i)
it would have been (if it were not for this Clause 26.21) a breach of representation or warranty, a breach of covenant or an Event of Default only by reason of circumstances relating exclusively to any member of the Target Group (or any obligation to procure or ensure in relation to a member of the Target Group);

(ii)	it is capable of remedy and reasonable steps are being taken to remedy it;

(iii)	the circumstances giving rise to it have not been procured by or approved by any Obligor; and

(iv)	it is not reasonably likely to have a Material Adverse Effect.

If the relevant circumstances are continuing on or after the Clean-Up Date, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

SECTION 9

CHANGES TO PARTIES

27	CHANGES TO THE LENDERS

27.1	Assignments and transfers by the Lenders

Subject to this Clause 27 (Changes to the Lenders), a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

27.2	Conditions of assignment or transfer

(a)	Subject to paragraph (b) below, the consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund; or

(iii)	made at a time when an Event of Default is continuing or a Sanctions Event has occurred,

in which case an assignment or transfer by an Existing Lender may be done without the Borrower's consent.

(b)	During the Certain Funds Period, the consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund; or

(iii)	made at a time when a Major Default is continuing or a Sanctions Event has occurred,

in which case an assignment or transfer by an Existing Lender may be done without the Borrower's consent.

(c)
The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed.  The Borrower will be deemed to have given its consent five (5) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(d)	An assignment will only be effective on:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it had been an Original Lender; and

(ii)
performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(e)
Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

(f)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(g)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.  This paragraph (g) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(h)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(i)
Any New Lender or sub-particiapant of a Lender shall, prior to the date on which the Borrower owns or controls 100% of the Grindrod Shares, make the Purchaser Representations to each Finance Party hereunder as set out in the relevant Transfer Certificate.

27.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000.

27.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.

27.5	Procedure for transfer

(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arrangers and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

27.6	Procedure for assignment

(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilise procedures other than those set out in this Clause 27.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

27.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 27 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.9	Pro rata interest settlement

(a)
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 27.9 (Pro rata interest settlement) references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.

(c)
An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 27.9 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

28	CHANGES TO THE TRANSACTION OBLIGORS AND SHIPS

28.1	Assignment or transfer by Transaction Obligors

No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2	Release of security

(a)	If a disposal or release of any asset subject to security created by a Security Document is made in the following circumstances:

(i)	the disposal or release is permitted by the terms of any Finance Document;

(ii)	all the Lenders agree to the disposal or release;

(iii)	the disposal or release is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal or release is being effected by enforcement of a Security Document,

the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document.  However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)
If the Security Agent is satisfied that a release is allowed under this Clause 28.2 (Release of security), Clause 28.4 (Release of a Ship and Collateral Guarantor) or Clause 7.5 (Mandatory prepayment on sale or Total Loss of a Ship) (at the request and expense of the Borrower) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release and (if applicable) the release of the relevant Collateral Guarantor from its obligations under the Finance Documents to which it is a party and any Shares Security in respect of that Collateral Guarantor.  Each other Finance Party irrevocably authorises the Security Agent to enter into any such document.  Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents.

28.3	Ships

Subject to the terms of this Agreement, the Borrower may (but shall not be obliged to) provide Security over an additional ship or ships (an “Additional Ship”) for the purposes of this Agreement during the Security Period, provided that:

(a)
the Borrower has given written notice to the Facility Agent at least 10 Business Days (or such shorter period as the Facility Agent shall approve) before the proposed date that the Security over that Additional Ship is to be taken;

(b)	the relevant Collateral Guarantor accedes to this Agreement in accordance with Clause 28.5 (Collateral Guarantors);

(c)
that Additional Ship is registered in the ownership of the relevant Collateral Guarantor on an Approved Flag and classed with an Approved Classification Society and is in all other respects acceptable to the Facility Agent (acting on the instructions of all of the Lenders acting reasonably); and

(d)	the relevant conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and the Ship Conditions Precedent in respect of that Additional Ship have been satisfied.

28.4	Release of a Ship and Collateral Guarantor

(a)	The Borrower may at any time request that a Ship then subject to a Mortgage and the relevant Collateral Guarantor owning that Ship is released from the Finance Documents provided that:

(i)
the Borrower has given written notice to the Facility Agent of the relevant Collateral Guarantor and the Ship to be released at least 15 Business Days before that Collateral Guarantor and Ship is to be released; and

(ii)
the Loan must be an amount which does not exceed 50 per cent. of the aggregate Ship Market Value of the Ships (determined by the most recent valuations of the Ships provided to the Facility Agent pursuant to this Agreement) subject to a Mortgage immediately after such release plus the net realisable value of additional Security previously provided under Clause 24 (Security Cover).

(b)
Subject to paragraph (a) above, the Security Agent shall release the relevant Collateral Guarantor from its obligations under any of the Finance Documents to which it is a party, the Shares Security in respect of that Collateral Guarantor and any Security in respect of the relevant Ship in accordance with Clause 28.2 (Release of security).

28.5	Collateral Guarantors

(a)	Subject to compliance with the provisions of Clause 19.10 ("Know your customer" checks), a wholly and directly owned Subsidiary of TMI Holdco may become a Collateral Guarantor provided that:

(i)
it is incorporated in the same jurisdiction as the Borrower or another jurisdiction acceptable to the Lenders. For the avoidance of doubt, the jurisdictions of the Approved Flag are acceptable to the Lenders;

(ii)	it owns a Ship or Ships which is (or will be) subject to Security pursuant to this Agreement;

(iii)	it delivers to the Facility Agent a duly completed and executed Accession Deed; and

(iv)	the Borrower confirms that no Default is continuing or would occur as a result of that Subsidiary becoming a Collateral Guarantor; and

(b)
the Facility Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent to Term Loan Initial Borrowing Date and Acquisition) in relation to that Collateral Guarantor, each in form and substance satisfactory to the Facility Agent provided that references in Part B of Schedule 2 (Conditions Precedent to Term Loan Initial Borrowing Date and Acquisition) to "the Collateral Guarantor" or to any Ship or document relating to that Collateral Guarantor shall be deemed to relate solely to the Collateral Guarantor named in the Accession Deed.

(c)
Delivery of an Accession Deed pursuant to paragraph (a) above constitutes confirmation by the relevant Collateral Guarantor that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.6	Additional Subordinated Creditors

(a)	The Borrower may request that any person becomes a Subordinated Creditor, with the prior approval of the Facility Agent, by delivering to the Facility Agent:

(i)	a duly executed Subordination Agreement; and

(ii)
such constitutional documents, corporate authorisations and other documents and matters as the Facility Agent may reasonably require, in form and substance satisfactory to the Facility Agent, to verify that the person's obligations are legally binding, valid and enforceable and to satisfy any applicable legal and regulatory requirements.

(b)	A person referred to in paragraph (a) above will become a Subordinated Creditor on the date the Security Agent enters into the Subordination Agreement.

SECTION 10

THE FINANCE PARTIES

29	THE FACILITY AGENT AND THE ARRANGERS

29.1	Appointment of the Facility Agent

(a)	Each of the Arrangers and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the Arrangers and the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Instructions

(a)	The Facility Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)
If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 43 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)
In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

(g)
The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 29.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action  (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties.  The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(i)
The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

29.3	Duties of the Facility Agent

(a)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)	Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arrangers or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.4	Role of the Arrangers

Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

29.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Facility Agent or any of the Arrangers as a trustee or fiduciary of any other person.

(b)	Neither the Facility Agent nor any of the Arrangers shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

29.6	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 33.5 (Application of receipts; partial payments).

29.7	Business with the Group

The Facility Agent and each Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

29.8	Rights and discretions

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)
The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arrangers are obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.9	Responsibility for documentation

Neither the Facility Agent nor the Arrangers are responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arrangers, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.10	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

29.11	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 33.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this paragraph (b) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or any of the Arrangers to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or any of the Arrangers.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability (including, without limitation, for negligence or any other category of liability whatsoever) of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

29.12	Lenders' indemnity to the Facility Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

29.13	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrower.

(b)
Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)
If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 29 (The Facility Agent and the Arrangers) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.

(e)
The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(f)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(g)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Facility Agent) and this Clause 29 (The Facility Agent and the Arrangers) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent.  Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date.  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(i)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

(j)
The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)
the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and the Borrower or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Facility Agent, requires it to resign.

29.14	Confidentiality

(a)
In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor any of the Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

29.15	Relationship with the other Finance Parties

(a)
Subject to Clause 27.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties by or to the Security Agent in this Agreement must be given or sought through the Facility Agent.

(c)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 36.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.16	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

29.17	Facility Agent's management time

Any amount payable to the Facility Agent under Clause 14.3 (Indemnity to the Facility Agent), Clause 16 (Costs and Expenses) and Clause 29.12 (Lenders' indemnity to the Facility Agent) shall, following the occurrence of an Event of Default which is continuing, include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

29.18	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.19	Reliance and engagement letters

Each Secured Party confirms that each of the Arrangers and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.20	Full freedom to enter into transactions

Without prejudice to Clause 29.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to any Obligor or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

29.21	Amounts paid in error

(a)
If the Facility Agent pays an amount to another Party and the Facility Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(b)	Neither:

(i)	the obligations of any Party to the Facility Agent; nor

(ii)	the remedies of the Facility Agent,

(whether arising under this Clause 29.21 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Facility Agent or any other Party).

(c)
All payments to be made by a Party to the Facility Agent (whether made pursuant to this Clause 29.21 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, "Erroneous Payment" means a payment of an amount by the Facility Agent to another Party which the Facility Agent determines (in its sole discretion) was made in error.

30	THE SECURITY AGENT

30.1	Trust

(a)
The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 30 (The Security Agent) and the other provisions of the Finance Documents.

(b)
Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Parallel Debt (Covenant to pay the Security Agent)

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For purposes of this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)
All amounts received or recovered by the Security Agent in connection with this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 33.5 (Application of receipts; partial payments).

(f)	This Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

30.3	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

30.4	Instructions

(a)	The Security Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A)	Clause 30.28 (Application of receipts);

(B)	Clause 30.29 (Permitted Deductions); and

(C)	Clause 30.30 (Prospective liabilities).

(e)
If giving effect to instructions given by the Majority Lenders would in the Security Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 43 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)
The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 30.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)
The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

30.5	Duties of the Security Agent

(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)
Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.

(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

30.7	Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

30.8	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked;

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)
The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)
Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent's gross negligence or wilful misconduct.

(h)
Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.9	Responsibility for documentation

None of the Security Agent, any Receiver or Delegate is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arrangers, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

30.11	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver, any liability (including, without limitation, for negligence or any other category of liability whatsoever) of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

30.12	Lenders' indemnity to the Security Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Security Agent's or Receiver's gross negligence or wilful misconduct) in acting as Security Agent or Receiver under the Finance Documents (unless the Security Agent or Receiver has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

30.13	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrower.

(b)
Alternatively, the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may (after consultation with the Borrower) appoint a successor Security Agent.

(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)
The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)	The Security Agent's resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 30.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Security Agent) and this Clause 30 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent.  Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date.  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Security Agent shall resign in accordance with paragraph (b) above.

(h)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

30.14	Confidentiality

(a)
In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

30.16	Security Agent's management time

(a)
Any amount payable to the Security Agent under Clause 14.4 (Indemnity to the Security Agent), Clause 16 (Costs and Expenses) and Clause 30.12 (Lenders' indemnity to the Security Agent) shall, following the occurrence of an Event of Default which is continuing, include the cost of utilising the Security Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 11 (Fees).

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)
the Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(ii)	the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)
If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

30.17	Reliance and engagement letters

Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Finance Document.

30.19	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

30.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

30.21	Delegation by the Security Agent

(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)
No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

30.22	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

30.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

30.24	Releases

Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

30.25	Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)
no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 30.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

30.26	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

30.27	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents.  Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

30.28	Application of receipts

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent))  or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 30 (The Security Agent), the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 30 (The Security Agent), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or any Receiver or Delegate;

(b)
in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause 33.5 (Application of receipts; partial payments);

(c)
if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Transaction Obligor.

30.29	Permitted Deductions

The Security Agent may, in its discretion:

(a)
set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)
pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

30.30	Prospective liabilities

Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 30.28 (Application of receipts) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

30.31	Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 30.28 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of Clause 30.28 (Application of receipts).

30.32	Currency conversion

(a)
For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

30.33	Good discharge

(a)
Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)
The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

30.34	Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

30.35	Application and consideration

In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 30 (The Security Agent).

30.36	Full freedom to enter into transactions

Without prejudice to Clause 30.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

31	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32	SHARING AMONG THE FINANCE PARTIES

32.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 33 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Application of receipts; partial payments).

32.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 33.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

32.3	Recovering Finance Party's rights

On a distribution by the Facility Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)
as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

32.5	Exceptions

(a)
This Clause 32 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

33	PAYMENT MECHANICS

33.1	Payments to the Facility Agent

(a)
On each date on which a Transaction Obligor or a Lender is required to make a payment under a Finance Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

33.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to a Transaction Obligor) and Clause 33.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrower in a Utilisation Request.

33.3	Distributions to a Transaction Obligor

The Facility Agent may (with the consent of the Transaction Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback and pre-funding

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)
If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Facility Agent shall notify the Borrower of that Lender's identity and the Borrower shall on demand refund it to the Facility Agent; and

(ii)
the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

33.5	Application of receipts; partial payments

(a)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by a Transaction Obligor.

33.6	No set-off by Transaction Obligors

All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.7	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollar shall be paid in that other currency.

33.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

33.10	Currency Conversion

(a)
For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

33.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(a)
the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 43 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35	BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

36	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter.

36.2	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrower, that specified in Schedule 1 (The Parties);

(b)
in the case of each Lender or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

36.3	Delivery

(a)
Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective, if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address

Promptly upon receipt of notification of an address or change of address pursuant to Clause 36.2 (Addresses) or changing its own address, the Facility Agent shall notify the other Parties.

36.5	Electronic communication

(a)
Any communication to be made or document to be delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)
Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)
Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)
Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)
Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 36.5 (Electronic communication).

36.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

38	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39	REMEDIES AND WAIVERS

(a)
No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

(b)
No variation or amendment of a Finance Document shall be valid unless in writing and signed by or on behalf of all the relevant Finance Parties in accordance with the provisions of Clause 43 (Amendments and waivers).

(c)	Each Obligor irrevocably and unconditionally abandons and waives any right which it may have at any time under the existing or future laws of Guernsey:

(i)
whether by virtue of the droit de discussion or otherwise to require that recourse be had by any Finance Party to the assets of any other Obligor or any other person before any claim is enforced against that Obligor in respect of the obligations assumed by it under any of the Finance Documents; and

(ii)
whether by virtue of the droit de division or otherwise to require that any liability under any of the Finance Documents, be divided or apportioned with any other Obligor or any other person or reduced in any manner whatsoever.

40	ENTIRE AGREEMENT

(a)
This Agreement, in conjunction with the other Finance Documents, constitutes the entire agreement between the Parties and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral, in respect of its subject matter.

(b)
Each Obligor acknowledges that it has not entered into this Agreement or any other Finance Document in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement or in any other Finance Document.

41	SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

42	IRREVOCABLE PAYMENT

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

43	AMENDMENTS AND WAIVERS

43.1	Required consents

(a)
Subject to Clause 43.2 (All Lender matters) and Clause 43.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 43 (Amendments and Waivers).

(c)
Without prejudice to the generality of Clause 29.8 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)	Paragraph (c) of Clause 27.9 (Pro rata interest settlement) shall apply to this Clause 43 (Amendments and Waivers).

43.2	All Lender matters

Subject to Clause 43.4 (Changes to reference rates), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of "Change of Control Event", "Majority Lenders", "Restricted Party", "Sanctions", "Sanctions Authority" and "Sanctions Event" in Clause 1.1 (Definitions);

(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents;

(c)	a reduction in either Margin or the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)	an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under a Facility;

(f)	a change to any Transaction Obligor other than in accordance with Clause 28 (Changes to the Transaction Obligors);

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	this Clause 43 (Amendments and Waivers);

(i)
any change to the preamble (Background), Clause 2 (The Facilities), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 7.1 (Illegality), Clause 7.5 (Mandatory prepayment on sale or Total Loss of a Ship), Clause 8 (Interest), Clause 18.34 (Sanctions), Clause 23.9 (Compliance with laws etc.), Clause 23.11 (Sanctions and Ship trading), Clause 23.12 (Use of Proceeds), Clause 25 (Accounts and application of Earnings), Clause 27 (Changes to the Lenders), Clause 32 (Sharing among the Finance Parties), Clause 48 (Governing Law) or Clause 49 (Enforcement);

(j)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:

(i)	the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity) or any other guarantee and indemnity forming part of the Finance Documents;

(ii)	the Security Assets; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (ii) and (iii)  above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(k)
the release or any material variation of the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity) or of any Transaction Security or any guarantee, indemnity or subordination arrangement set out in a Finance Document unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

43.3	Other exceptions

(a)
An amendment or waiver which relates to the rights or obligations of a Servicing Party or Arrangers (each in their capacity as such) may not be effected without the consent of that Servicing Party or the Arrangers, as the case may be.

(b)	The Borrower and the Facility Agent, any of the Arrangers or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

43.4	Changes to reference rates

(a)	Subject to Clause 43.3 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in place of the Published Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)
enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b)
If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within ten (10) Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made:

(i)
its Commitment or its participation in the Loan (as the case may be) shall not be included for the purpose of calculating the Total Commitments or the amount of the Loan (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(c)	In this Clause 43.4 (Changes to reference rates):

"Published Rate" means:

(a)	SOFR; or

(b)	Term SOFR for any Quoted Tenor.

"Published Rate Replacement Event" means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(b)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)
the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(c)	in the opinion of the Majority Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

"Quoted Tenor" means, in relation to Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Reference Rate" means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of a Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under sub‑paragraph (ii) above;

(b)
in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor or alternative to a Published Rate.

43.5	Obligor Intent

Without prejudice to the generality of Clauses 1.2 (Construction) and 17.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:  business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

44	CONFIDENTIAL INFORMATION

44.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 44.2 (Disclosure of Confidential Information) and Clause 44.4 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

44.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, insurers, insurance advisors, insurance brokers, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 29.15 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders' rights);

(viii)
which is a classification society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles;

(ix)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;

(x)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document;

(xi)	who provides or performs outsourced operational functions and services, including (but not limited to) storage and/or destruction of documents services, on behalf of a Finance Party;

(xii)	upon or after an Event of Default; or

(xiii)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraphs (iv) and (viii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (v), (vi), (vii) and (xi) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction] Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(e)
Notwithstanding anything to the contrary in this Agreement, any other Finance Document, the Borrower acknowledges and agrees that if any Finance Party or any Affiliate of any Finance Party reasonably determines, based on the advice of counsel, that it is aware of any non-public information that may be “material non-public information” (regardless of the source of any such information and regardless of how any such information was received) and such awareness could impair the exercise by the Finance Parties (or any of them) of any of their rights and their remedies under the Finance Documents (or any of them) or the general law (collectively, “Relevant MNPI”), such Finance Party or such Affiliate (or such Finance Party on behalf of such Affiliate) may in connection with, or upon, the exercise of any remedies under this Agreement, any other Finance Document or the general law or any action or proceeding relating to this Agreement, any other Finance Document or the enforcement of rights hereunder or thereunder (and having notified the Borrower of its intention to do so):

(i)	use any such Relevant MNPI;

(ii)
disclose any such Relevant MNPI to any potential purchaser of any or all of the Grindrod Shares or, if any Finance Party believes it is required in connection with, or upon, any such exercise, action, proceeding or enforcement, to any other person (including the public generally), it being understood that any sale of Grindrod Shares through a stock exchange will require the dissemination of Relevant MNPI publicly; and

(iii)	disclose any such Relevant MNPI in connection with, or upon, any such exercise, action, proceeding or enforcement.

44.3	DAC6

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

44.4	Disclosure to numbering service providers

(a)
Any Finance Party may, following the Unconditional Date, disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, a Facility and/or one or more Transaction Obligors the following information:

(i)	names of Transaction Obligors;

(ii)	country of domicile of Transaction Obligors;

(iii)	place of incorporation of Transaction Obligors;

(iv)	date of this Agreement;

(v)	Clause 48 (Governing Law);

(vi)	the names of the Facility Agent and the Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities;

(ix)	amount of Total Commitments;

(x)	currency of the Facilities;

(xi)	type of the Facilities;

(xii)	ranking of the Facilities;

(xiii)	Termination Date(s) for the Facilities;

(xiv)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)
Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Facility Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facilities and/or one or more Transaction Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Transaction Obligors by such numbering service provider.

44.5	Entire agreement

This Clause 44 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

44.6	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

44.7	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 44.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 44 (Confidential Information).

44.8	Continuing obligations

The obligations in this Clause 44 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

45	CONFIDENTIALITY OF FUNDING RATES

45.1	Confidentiality and disclosure

(a)	The Facility Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Facility Agent may disclose:

(i)	any Funding Rate to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)
any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender.

(c)	The Facility Agent and each Obligor may disclose any Funding Rate to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(d)	any person with the consent of the relevant Lender.

45.2	Related obligations

(a)
The Facility Agent and each Obligor acknowledge that each Funding Rate is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)
of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 45.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 45 (Confidentiality of Funding Rates).

45.3	No Event of Default

No Event of Default will occur under Clause 26.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 45 (Confidentiality of Funding Rates).

46	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

47	THE SUBORDINATED CREDITOR AND SUBORDINATED LIABILITIES

47.1	Interpretation

In this Clause 48:

"Enforcement Action" means:

(a)	the acceleration of any Subordinated Liabilities or the making of any declaration that any Subordinated Liabilities are prematurely due and payable;

(b)	the making of any declaration that any Subordinated Liabilities are payable on demand;

(c)	the making of a demand in relation to a Subordinated Liability that is payable on demand;

(d)	the making of any demand under any guarantee or indemnity in respect of any Subordinated Liabilities;

(e)	the exercise of any right of set-off, account combination or payment netting against any Obligor in respect of any Subordinated Liabilities;

(f)
the exercise of any right to require any member of the Group to acquire any Subordinated Liability (including exercising any put or call option against any member of the Group for the redemption or purchase of any Subordinated Liability);

(g)	the suing for, commencing or joining of any legal or arbitration proceedings against any Obligor to recover any Subordinated Liabilities;

(h)
the taking of any steps to enforce or require the enforcement of any Security in respect of any Subordinated Liabilities (including the crystallisation of any floating charge forming part of that Security);

(i)
the entering into of any composition, compromise, assignment or arrangement with any member of the Group which owes any Subordinated Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any Subordinated Liabilities; or

(j)
the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any member of the Group which owes any Subordinated Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Subordinated Liabilities, or any of such member of the Group's assets or any suspension of payments or moratorium of any indebtedness of any such member of the Group, or any analogous procedure or step in any jurisdiction, except that the taking of any action falling within paragraph (g) or (j) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of any Subordinated Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods shall not constitute Enforcement Action.

"Payment" means, in respect of any Subordinated Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Subordinated Liabilities (or other liabilities or obligations).

47.2	Subordination

Each of the Parties agree that the Subordinated Liabilities are postponed and subordinated to the Secured Liabilities.

47.3	Restriction on Payment

Prior to the end of the Security Period, no Obligor shall make any Payment of the Subordinated Liabilities at any time unless that Payment is permitted under Clause 47.4 (Permitted Payments).

47.4	Permitted Payments

An Obligor may make Payments in respect of the Subordinated Liabilities then due if:

(a)	that Payment constitutes a Payment of principal or interest under the Subordinated Finance Documents;

(b)	no Event of Default is continuing or where such Payment would not result in the occurrence of an Event of Default;

(c)	no breach of Clause 20 (Financial Covenants) has occurred; and

(d)	no breach of Clause 24 (Security Cover) has occurred.

For the avoidance of doubt, the Collateral Guarantors shall, notwithstanding the restrictions set out above, be entitled to make Payments to the Borrower and/or TMI Holdco provided that such Payments are solely and only used by TMI Holdco for the repayment by the Borrower of the Loans and are so paid by TMI Holdco to the Borrower (or the Borrower’s order).

47.5	Payment obligations continue

No Obligor shall be released from liability to make any Payment (including of default interest, which shall continue to accrue) under any Subordinated Finance Document by the operation of Clause 47.3 (Restriction on Payment) and Clause 47.4 (Permitted Payments) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

47.6	No disposal of Subordinated Liabilities

Prior to the end of the Security Period, no Obligor acting in its capacity as Subordinated Creditor shall dispose of any of the Subordinated Liabilities or of any interest in them.

47.7	Amendments and Waivers

Prior to the end of the Security Period, no Obligor acting in its capacity as the Subordinated Creditor may amend or waive or the terms of any of the documents or instruments pursuant to which the Subordinated Liabilities are constituted unless the prior consent of the Security Agent is obtained.

47.8	Validity of Finance Documents not to be contested

No Obligor acting in its capacity as Subordinated Creditor will, in any proceedings or otherwise, claim:

(a)	that any Finance Document is invalid, should be set aside or adjusted or lacks the priority which it was intended to have; or

(b)	that any Payment made, or transaction entered into, under or in connection with any Finance Document was invalid or should be set aside or adjusted.

47.9	Security

No Obligor acting in its capacity as the Subordinated Creditor may take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from any Obligor in respect of any of the Subordinated Liabilities prior to the end of the Security Period.

47.10	Restriction on Enforcement

A Subordinated Creditor shall not be entitled to take any Enforcement Action in respect of any of the Subordinated Liabilities at any time prior to the end of the Security Period.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

48	GOVERNING LAW

This Agreement is, and any non-contractual obligations arising out of or in connection with it are, governed by English law.

49	ENFORCEMENT

49.1	Jurisdiction

(a)
Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)
To the extent allowed by law, this Clause 49.1 (Jurisdiction) is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

49.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints TMI Management (UK) Limited of 3rd Floor, 142 Buckingham Palace Road, London, England, SW1W 9TR as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

50	LIMITATION ON EXERCISE

50.1	Exercise Limitation

(a)
Notwithstanding anything to the contrary herein or in any other Finance Document, with respect to each of the Grindrod Shares, only when there is no effective registration statement (with the U.S. Securities and Exchange Commission) covering the resale by the Lenders of the Grindrod Shares and only prior to the Borrower owning or controling 100% of the Grindrod Shares, each Lender and any Security Agent shall not be entitled to exercise its rights or remedies under the Finance Documents in a manner that would cause it (together with, without duplication, any Securities Affiliate of it and any other person subject to aggregation of such Grindrod Shares with it under Section 13 or Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) to become at any one time the beneficial owner (within the meaning of Section 13 or Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of all ordinary shares in Target then issued and outstanding (the "Limit"), it being understood that the beneficial ownership of the Grindrod Shares shall be aggregated amongst all of the Lenders.  Nothing herein shall prevent any Lender or Security Agent from exercising its rights under this Agreement and any Finance Document and acquire Grindrod Shares up to the Limit, selling such Grindrod Shares to unaffiliated purchasers, and immediately exercising any rights under this Agreement and any Finance Document and acquire additional Grindrod Shares up to the Limit.

(b)
The parties to this Agreement acknowledge and agree that large blocks of equity securities are customarily sold by the seller retaining an investment bank or other financial institution (a "Block Dealer") to send notification of such sale via e-mail and/or telephone calls, using a marketing team reasonably familiar with the issuer and the market for such equity securities, to 10 or more sophisticated equity investors who maintain accounts with such Block Dealer (or its affiliates) (but generally not to retail investors) and then soliciting such investors to submit bids to purchase the offered securities from which bids the Block Dealer will build a book of bids for purposes of determining the market clearing price for such offered securities, which price is typically expected to be determined within a few hours of the commencement of such offering but can be determined as soon as, for example, 30 minutes thereafter or as long as, for example, three trading days thereafter.  Furthermore, the parties to this Agreement acknowledge and agree that (i) the Security Agent may exercise its rights pursuant to the Depost Account Security and this Clause 50 substantially concurrently or in prompt succession (including at the same time on the same day), (ii) the Security Agent may solicit bids to purchase the Grindrod Shares from any particular investor that maintains accounts with each of such Lenders (or their respective Securities Affiliates) and (iii) the events or circumstances giving rise to certain Events of Default, and/or the event of a foreclosure on a large block of equity securities pledged by a major shareholder, may reduce the number of investors interested in participating in the market for such equity securities and/or the price any such investor is willing to bid for such equity securities.  As a result, any such sale may result in prices and terms less favourable to any Lender or the Security Agent than those that could be obtained by selling or otherwise disposing of such Grindrod Shares in multiple transactions, over multiple days, in a broadly distributed offering and/or in the absence of, or at a time later than the occurrence of, any adverse events or circumstances.

50.2	Affiliate status

If prior to the date that the Borrower owns or controls 100% of the Grindrod Shares any Lender is (whether at the time of such payment or at the time of the acceleration of the relevant Lender's Contributions), or has been at any time in the 3 months immediately preceding any such time, an "affiliate" (as defined in Rule 144 under the Securities Act) of Target, then such Lender:

(a)	shall notify the Security Agent thereof; and

(b)
notwithstanding anything to the contrary in this Agreement or in any other Finance Document, will not be entitled to any payment of the proceeds from the sale by any other Finance Party of any Grindrod Shares or other securities of Target (other than, for the avoidance of doubt, proceeds from a sale of securities of Target directly by such Lender or its agent which securities were subject to the control of such Lender (and/or its agent) (other than control by virtue of another Lender and/or agent acting as its agent for perfection)).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Corporate Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

Taylor Maritime Investments Limited	Guernsey	69031	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR

			FAO: Alexander Slee

			Email: as@tminvestments.com

TMI Holdco	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

TMI Holdco Limited	Marshall Islands	108363	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR

			FAO: Alexander Slee

			Email: as@tminvestments.com

Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

Good Falkirk (MI) Limited	Marshall Islands	96379	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR

			FAO: Alexander Slee

			Email: as@tminvestments.com

Existing Collateral Guarantor	Place of Incorporation	Registered Address and Registration number (or equivalent, if any)	Address for Communication

Good Fiefdom (MI) Limited	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR
FAO: Alexander Slee

		Registration number: 93643	Email: as@tminvestments.com

Good Queen (MI) Limited	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR
FAO: Alexander Slee

		Registration number: 78004	Email: as@tminvestments.com

Great Fox (MI) Limited	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR
FAO: Alexander Slee

		Registration number: 93642	Email: as@tminvestments.com

Great Ewe (MI) Limited	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR
FAO: Alexander Slee

		Registration number: 90377	Email: as@tminvestments.com

Good Titan (MI) Limited	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR
FAO: Alexander Slee

		Registration number: 73631	Email: as@tminvestments.com

Aurelius (MI) Limited	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR
FAO: Alexander Slee

		Registration number: 108357	Email: as@tminvestments.com

Gaius (MI) Limited	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR
FAO: Alexander Slee

		Registration number: 108365	Email: as@tminvestments.com

Good Earl (MI) Limited	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR
FAO: Alexander Slee

		Registration number: 90382	Email: as@tminvestments.com

Hosidius (MI) Limited	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	c/o TMI Advisors (UK) Limited, 1st Floor, 59 Markham Street, London, SW3 3NR
FAO: Alexander Slee

		Registration number: 108367	Email: as@tminvestments.com

PART B

THE ORIGINAL LENDERS

Name of Original Lender	Term Loan Commitment	Top Up Commitment	Address for Communication

Nordea Bank Abp, filial i Norge	$97,999,568	$27,000,432
Essendrops gate 7
0368 Oslo
Norway

For loan administration matters:

Nordea Bank Abp, filial i Norge
P.O. Box 1166 Sentrum
N-0107 Oslo, Norway
Attn: Henrik Trulsen and Didrik Biermann Wahl
E-mail: Henrik.Trulsen@nordea.com and Didrik.b.wahl@nordea.com
Phone: +47 240 13 520 and +47 240 14 647

Skandinaviska Enskilda Banken AB (publ), Singapore Branch	$65,330,432	$17,999,568
50 Collyer Quay
#12-03 OUE Bayfront
Singapore 049321

Telephone: +65 6223 5644

Contact – Credit Matters:
Name: Chris Fasseland / Johan Lindström / Sze Bin Gan

50 Collyer Quay
#12-03 OUE Bayfront
Singapore 049321

Telephone: +65 6350 1392 / +46 85062 4654 / +65 6350 1376
E-mail:chris.fasseland@seb.se / johan.lindstrom@seb.se / sze-bin.gan@seb.se

Contact – Operations/Administrations:
Name: Ms Pauline Ng / Ms Emily Heng

50 Collyer Quay
#12-03 OUE Bayfront
Singapore 049321

Telephone: +65 6357 0813 / +65 6357 0841
E-mail: singaporeloanadmin@seb.se

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication

Nordea Bank Abp, filial i Norge	For loan administration matters:
Nordea Bank Abp, filial i Norge
P.O.Box 1166 Sentrum
N-0107 Oslo, Norway
Attn: SLS Norway
E-mail: sls.norway@nordea.com
Phone: +47 240 13 444
For agency matters / if syndicated:
Nordea Bank Abp, filial i Norge
P.O.Box 1166 Sentrum
N-0107 Oslo, Norway
Attn: Loan Agency
E-mail: agency.soosid@nordea.com

Name of Security Agent	Address for Communication

Nordea Bank Abp, filial i Norge	For loan administration matters:
Nordea Bank Abp, filial i Norge
P.O.Box 1166 Sentrum
N-0107 Oslo, Norway
Attn: SLS Norway
E-mail: sls.norway@nordea.com
Phone: +47 240 13 444
For agency matters / if syndicated:
Nordea Bank Abp, filial i Norge
P.O.Box 1166 Sentrum
N-0107 Oslo, Norway
Attn: SLS Norway
E-mail: agency.soosid@nordea.com

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT

1	Obligors

1.1	A copy of the constitutional documents of each Obligor.

1.2	A copy of a resolution of the board of directors of each Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3	An original of the power of attorney of each Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5
A copy of a resolution signed by TMI Holdco as the holder of the issued shares in the Borrower and each of the Existing Collateral Guarantors, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Borrower or each such Existing Collateral Guarantor is a party.

1.6
A certificate of each Obligor (signed by a director, officer or the company secretary, as applicable) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

1.7
A certificate of each Obligor (signed by a director, officer or the company secretary, as applicable) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.8
A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

1.9	If available, a certificate of good standing in respect of each Obligor.

2	Finance Documents

2.1	If applicable, a duly executed original of the Subordination Agreement and copies of each Subordinated Finance Document.

2.2	A duly executed original of any Finance Document not otherwise referred to in this in this Part A of Schedule 2 (Conditions Precedent).

2.3	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to this in this Part A of Schedule 2 (Conditions Precedent).

3	Legal opinions

3.1
An agreed form legal opinion of Watson Farley & Williams LLP, London, legal advisers to the Arrangers, the Facility Agent and the Security Agent as to matter of English law, substantially in the form distributed to the Original Lenders before signing this Agreement.

3.2
An agreed form legal opinion or legal opinions of Watson Farley & Williams LLP, New York, legal advisers to the Arrangers, the Facility Agent and the Security Agent as to matters of Marshall Islands law, substantially in the form distributed to the Original Lenders before signing this Agreement.

3.3
An agreed form legal opinion of Mourant Ozannes (Guernsey) LLP, Guernsey, legal advisers to the Arrangers, the Facility Agent and the Security Agent as to matters of Guernsey law, substantially in the form distributed to the Original Lenders before signing this Agreement.

4	Other documents and evidence

4.1	Evidence that any process agent referred to in Clause 49.2 (Service of process), if not an Obligor, has accepted its appointment.

4.2
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly in writing) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

4.3
Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Term Loan Initial Borrowing Date.

4.4
Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their "know your customer" or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

PART B

CONDITIONS PRECEDENT TO TERM LOAN INITIAL BORROWING DATE AND ACQUISITION

1	Obligors

1.1	Documents of the kind specified in Schedule 2, Part A, paragraph 1 of this Agreement.

2	Ship, Shares and other Security

2.1	A duly executed original of:

(a)	the Mortgage together with, if applicable, the Deed of Covenant in respect of the Ship;

(b)	the General Assignment in respect of the Ship; and

(c)
each document to be delivered under or pursuant to the Mortgage, the Deed of Covenants (if applicable) and the General Assignment, save for any acknowledgments which shall be provided within any applicable time periods specified in the General Assignment.

2.2
Documentary evidence that the Mortgage in respect the Ship has been duly registered or recorded as a valid first preferred or priority ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

2.3	Documentary evidence that the Ship:

(a)	is definitively and permanently registered in the name of the Collateral Guarantor under the Approved Flag applicable to the Ship;

(b)	is in the absolute and unencumbered ownership of the Collateral Guarantor save as contemplated by the Finance Documents;

(c)	maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(d)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

2.4
The Framework Agreement or any other documents establishing that the Ship will be managed commercially by the Approved Commercial Manager and managed technically by the Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a Manager's Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager of the Ship; and

(b)
copies of the relevant Approved Technical Manager's Document of Compliance and of that Ship’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to the Ship including without limitation an ISSC.

2.5	An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.

2.6
Two valuations in respect of the Ship, addressed to the Corporate Guarantor and the Facility Agent on behalf of the Finance Parties, from Approved Valuers and dated not earlier than 30 days before the Term Loan Initial Borrowing Date, which evidence that the aggregate amount of the Advance made on the Term Loan Initial Borrowing Date does not exceed 55% of the aggregate of the Shares Market Value and the Ship Market Value of the Ship and any other Ship then subject (or to be subject) to a Mortgage.

2.7	If applicable, a copy of the certificate, being the document listing all the potentially hazardous materials on board the Ship.

2.8
A duly executed original of the Deposit Account Security in respect of the Existing Shares and any of the Target Shares owned by the Borrower on the Term Loan Initial Borrowing Date and of each document to be delivered under it, save for any acknowledgements which shall be provided within the applicable time period specified in the relevant Deposit Account Security.

2.9	A duly executed original of:

(a)	the Account Security in relation to each Earnings Account;

(b)	the Shares Security in respect of the Collateral Guarantor and the Borrower; and

(c)
each document to be delivered under such Account Security and Shares Security, save for any acknowledgments which shall be provided within any applicable time periods specified in the relevant Account Security.

3	Transaction Documents

3.1	A certified true copy of each duly executed and dated Acquisition Document and any applicable Acquisition Documents and of each document to be delivered under each of them.

3.2	A certificate of the Corporate Guarantor (signed by a director) detailing the estimated Acquisition Costs.

4	Legal opinions

4.1
An agreed form legal opinion of Watson Farley & Williams LLP, London, legal advisers to the Arrangers, the Facility Agent and the Security Agent as to matter of English law, substantially in the form distributed to the Original Lenders before the Term Loan Initial Borrowing Date.

4.2
An agreed form legal opinion or legal opinions of Watson Farley & Williams LLP, New York, legal advisers to the Arrangers, the Facility Agent and the Security Agent as to matters of Marshall Islands law, substantially in the form distributed to the Original Lenders before the Term Loan Initial Borrowing Date.

4.3
An agreed form legal opinion of Watson Farley & Williams LLP, Germany, legal advisers to the Arrangers, the Facility Agent and the Security Agent as to matter of German law, substantially in the form distributed to the Original Lenders before the Term Loan Initial Borrowing Date.

4.4
An agreed form legal opinion of Watson Farley & Williams LLP, Hong Kong, legal advisers to the Arrangers, the Facility Agent and the Security Agent as to matter of Hong Kong law, substantially in the form distributed to the Original Lenders before the Term Loan Initial Borrowing Date.

4.5
An agreed form legal opinion of Bowman Gilfillan Inc., South Africa, legal advisers to the Arrangers, the Facility Agent and the Security Agent as to matters of South African law, substantially in the form distributed to the Original Lenders before the Term Loan Initial Borrowing Date.

5	Other documents and evidence

5.1
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

5.2	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Closing Date.

5.3
Evidence that the Borrower has at least $100,000,000 worth of cash on its balance sheet derived from the issuance of common stock in the Corporate Guarantor and/or the Corporate Guarantor’s ordinary course of business.

PART C
CONDITIONS PRECEDENT TO TOP UP INITIAL BORROWING DATE AND ACQUISITION

Obligors

1.1	Documents of the kind specified in Schedule 2, Part A, paragraph 1 of this Agreement.

2	Other documents and evidence

2.1	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by Top Up Initial Borrowing Date.

2.2
A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

2.3	In the case of the first Advance under the Top Up Facility on the Top Up Initial Borrowing Date, evidence that:

(a)
the Borrower has received, or will receive, a Special Dividend (as defined in Clause 7.10 (Mandatory prepayment on payment of dividends by Target)) in relation to the Existing Shares or, if Target’s board of directors does not recommend the Offer and the Special Dividend has not been declared and/or is no longer payable, a viable sources and uses plan prepared by the Borrower or the Borrower’s financial advisers detailing a revised Offer based on cash only acceptable to the Lenders in all respects and approved by each Lender’s credit committee; and

(b)	the m.v. “Mega Maggie” (IMO No. 9379674) has been sold and that the Corporate Guarantor (or any Subsidiary of the Corporate Guarantor) has received the sale proceeds from such sale.

SCHEDULE 3 UTILISATION REQUEST

From:	Good Falkirk (MI) Limited

To:	Nordea Bank Abp, Filial i Norge

Dated: [●] 2022

Good Falkirk (MI) Limited – Up to $208,330,000 Facility Agreement dated [●] 2022 (the "Agreement")

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow an Advance under the [Term Loan][Top Up] Facility on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Amount:	$[●] or, if less, the Available Facility

Interest Period for the [first] Advance:	[●]

3	[You are authorised and requested to deduct from the Advance prior to funds being remitted the following amounts set out against the following items:

Deductible Items	$

[Specify any Fee referred to in a Fee Letter]

Facility Agent's solicitors' fees inclusive of disbursements and VAT

Net proceeds of Advance	_____________]

4	We confirm that:

4.1
each condition specified in Clause 4.1 (Initial conditions precedent) and, unless Clause Clause 4.5 (Utilisations during the Certain Funds Period) applies, Clause 4.2 (Further conditions precedent) or, to the extent applicable, Clause 4.5 (Utilisations during the Certain Funds Period) of the Agreement as they relate to the Advance to which this Utilisation Request refers, is satisfied on the date of this Utilisation Request; and

4.2	the amount of the Advance will solely be used for the purpose stated in the preamble (Background) to the Agreement.

5	The net proceeds of this Advance should be credited to the following Settlement Account[s][, the Nostro Account][and the Non-Settlement Account] as follows:

(a)	[Nostro Account:	$[●]	[Insert account details including details for ZAR Settlement Account]

5.2	USD Settlement Account:	$[●]	[Insert account details]

5.3	Non-Settlement Account:	$[●]	[Insert account details]][1]

6
[We hereby undertake to use the amount to be credited to the Non-Settlement Account solely for the purposes of (a) paying fees, costs, expenses and other Taxes incurred on or behalf of any Obligor in connection with the Acquisition, the Finance Documents, and the Acquisition Documents and/or (y) refinancing any funds paid out by us out of our own funds to acquire any Target Shares in excess of $100,000,000.][2]

7	This Utilisation Request is irrevocable.

Yours faithfully

[●]
authorised signatory for
Good Falkirk (MI) Limited

1 Complete / delete as applicable.
2 Use only if funds are credited to Non-Settlement Account.

SCHEDULE 4

FORM OF ACCESSION DEED

To:	Nordea bank Abp, Filial i Norge as Facility Agent

From:	[Subsidiary] and Good Falkirk (MI) Limited

Dated: [●]

Dear Sirs

Good Falkirk (MI) Limited – Up to $208,330,000 Facility Agreement dated [●] 2022 (the "Facility Agreement")

1
We refer to the Facility Agreement.  This deed (the "Accession Deed") shall take effect as an Accession Deed for the purposes of the Facility Agreement.  Terms defined in the Facility Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2
[Subsidiary] agrees to become a Collateral Guarantor and to be bound by the terms of the Facility Agreement and the other Finance Documents as a Collateral Guarantor pursuant to Clause 28.5 (Collateral Guarantors) of the Facility Agreement.  [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a [limited liability company][corporation] with registered number [●].

3	The Borrower confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming Collateral Guarantor.

4	[Subsidiary's] administrative details for the purposes of the Facility Agreement are as follows:

Address:

Email:

Attention:

5	[Subsidiary] (for the purposes of this paragraph 5, the "Acceding Debtor") intends to incur Secured Liabilities under the following documents:

[Insert details (date, parties and description) of relevant documents]

the "Relevant Documents".

IT IS AGREED as follows:

(a)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	any Security in respect of the Secured Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security;

(iii)
all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Secured Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Facility Agreement.

6	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Accession Deed has been signed on behalf of the Security Agent (for the purposes of paragraph 5 above only), signed on behalf of the Borrower and executed as a deed by [Subsidiary] and is delivered on the date stated above.

EXECUTION PAGES

[Subsidiary]

EXECUTED AS A DEED
For and on behalf of
[insert name of Subsidiary]

By: [insert name]

Title: [Officer][Attorney-in-fact]

Good Falkirk (MI) Limited

EXECUTED AS A DEED
For and on behalf of
Good Falkirk (MI) Limited

By: [insert name]

Title: [Officer][Attorney-in-fact]

The Security Agent

EXECUTED AS A DEED
By: Nordea Bank Abp, Filial i Norge
Authorised signatory

Authorised signatory

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:	Nordea Bank Abp, Filial i Norge as Facility Agent and all Lenders

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated: [●]

Good Falkirk (MI) Limited – Up to $208,330,000 Facility Agreement dated [●] 2022 (the "Agreement")

1
We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 27.5 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 27.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4
[Only if prior to the date that the Borrower owns or controls 100% of the Grindrod Shares:] The New Lender warrants and represents that it (A) is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, a "qualified purchaser" within the meaning of Section 2(a)(51) of the U.S. Investment Company Act of 1940, and an "accredited investor" as defined in Section 2(a)(15)(ii) of the Securities Act and is entering into this Certificate as principal and not for the benefit of any third party; (B) is not the Borrower or Target or an "affiliate" (within the meaning of Rule 144) of the Borrower or Target; (C) fully understands any restrictions on transfers, sales and other dispositions in the Finance Documents or relating to any Collateral consisting of the Existing Shares and other securities; (D) is able to bear the economic risk of its investment in its investment and is currently able to afford a complete loss of such investment; (E) will only assign or transfer its contribution or sell its participation or participations therein pursuant to documentation including the Purchaser Representations; (F) acknowledges that the Existing Shares and other securities forming part of the Collateral cannot be sold without registration under the Securities Act or under an available exemption from the registration requirements under the Securities Act, including, if available, the exemption provided by Rule 144; (G) acknowledges that it is not entering into this Certificate on the basis of any material non-public information with respect to any of the Borrower or Target, their respective subsidiaries and their securities, and, if applicable, it has implemented reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material non-public information (it being understood that it may have material non-public information on the private side of its information wall, sometimes referred to as a "Chinese Wall", at the time of such assignment or participation); provided that, for the avoidance of doubt, "material non-public information” concerning any of the Borrower or Target, their respective subsidiaries and their securities shall not include any information made available to both the assignee and the assignor, both the transferee and the transferor or both the sub participant and the seller of a participation interest, as the case may be, and (H) has made an independent decision to enter into this Certificate based on information available to it, which it has determined adequate for the purpose.

5	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are is governed by English law.

7	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address and attention details
for notices and account details for payments.]

[Existing Lender]	[New Lender]

By: [●]	By: [●]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

Nordea Bank Abp, Filial i Norge

By: [●]

SCHEDULE 6

FORM OF ASSIGNMENT AGREEMENT

To:	Nordea Bank Abp, Filial i Norge as Facility Agent and Good Falkirk (MI) Limited as Borrower, for and on behalf of each Transaction Obligor

From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated: [●]

Good Falkirk (MI) Limited – Up to $208,330,000 Facility Agreement dated [●] 2022 (the "Agreement")

1
We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 27.6 (Procedure for assignment) of the Agreement:

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)
All rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

3	The proposed Transfer Date is [●].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

7
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower) of the Agreement, to the Borrower (on behalf of each Transaction Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address and attention details for notices
and account details for payments]

[Existing Lender]	[New Lender]

By: [●]	By: [●]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

Nordea Bank Abp, Filial i Norge

By:

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:	Nordea Bank Abp, Filial i Norge as Facility Agent

From:	Taylor Maritime Investments Limited

Dated: [●]

Good Falkirk (MI) Limited – Up to $208,330,000 Facility Agreement dated [●] 2022 (the "Agreement")

1
We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that the Group maintains on a consolidated basis:

2.1	Adjusted Equity ratio: an Adjusted Equity of no less than [35][40][3]% of the sum of the liabilities and Adjusted Equity;

Minimum Liquidity: Cash and Cash Equivalents of at least $5,000,000 plus an additional $250,000 per vessel owned or bareboat chartered by the Group from the Term Loan Initial Borrowing Date throughout the remainder of the Security Period.

3	We further confirm that the Collateral Maintenance Ratio set out in sub-paragraph (b) of Clause 24.1 (Minimum required security cover) is [●]%, i.e. more than 140%.

4	We confirm that no Default is continuing.

Signed:
	Director	Director
	of	of
	Taylor Maritime Investments Limited	Taylor Maritime Investments Limited

3 See clause 20.1(a) (Financial covenants) and delete accordingly.

SCHEDULE 8

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))
On or before 9:00am Oslo time one (1) day (other than a Saturday or Sunday) on which banks are open for general business in Oslo, Singapore, Stockholm and New York before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request)) or such shorter period as the Facility Agent may approve.

Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders' participation)
If a Utilisation Request is served before 30 October 2022, on or before Noon Oslo time and, on or after 30 October 2022, on or before 11:00am Oslo time, in each case one (1) day (other than a Saturday or Sunday) on which banks are open for general business in Oslo, Singapore, Stockholm and New York before the intended Utilisation Date or such shorter period as the Lenders may approve.

Reference Rate is fixed	Quotation Day

SCHEDULE 9

EXISTING SHIPS

Existing Ship, IMO No. and Year of Build	Type	Existing Collateral Guarantor	Approved Flag

m.v. "Assay" IMO No: 9370422 2008	Handysize	Good Fiefdom (MI) Limited	Marshall Islands

m.v. "Dally" IMO No: 9473597 2009	Handysize	Good Queen (MI) Limited	Marshall Islands

m.v. "Bald Eagle" IMO No: 9400904 2009	Handysize	Great Fox (MI) Limited	Marshall Islands

m.v. "Mighty Maud" IMO No: 9336775 2007	Handysize	Great Ewe (MI) Limited	Marshall Islands

m.v. "Lady Laura" IMO No: 9338589 2008	Handysize	Good Titan (MI) Limited	Marshall Islands

m.v. "Lovely Leah" IMO No: 9604770 2012	Handysize	Aurelius (MI) Limited	Marshall Islands

m.v. "Majestic Marina" IMO No: 9378826 2009	Handysize	Gaius (MI) Limited	Marshall Islands

m.v. "Merry Marie" (previously known as "Golden Bonnie") IMO No: 9400875 2009	Handysize	Good Earl (MI) Limited	Marshall Islands

m.v. "Graceful Gertrude" IMO No: 9370408 2008	Handysize	Hosidius (MI) Limited	Marshall Islands

EXECUTION PAGES

BORROWER

SIGNED by	/s/ Freya Reevell	)
)
as attorney-in-fact		)
for and on behalf of		)
GOOD FALKIRK (MI) LIMITED		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
United Kingdom)

CORPORATE GUARANTOR

SIGNED by	/s/ Sandra Platts	)
)
as director(s))
for and on behalf of		)
TAYLOR MARITIME INVESTMENTS LIMITED		)
in the presence of:		)

Witness' signature:	/s/ Matt Falla	)
Witness' name:	Matt Falla	)
Witness' address:	Sarnia House
Le Truchot
St Peter Port
	Guernsey	)

GUARANTOR

SIGNED by	/s/ Freya Reevell	)
)
)
as attorney-in-fact		)
for and on behalf of		)
TMI HOLDCO LIMITED		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

COLLATERAL GUARANTORS

SIGNED by	/s/ Freya Reevell	)
)
as attorney-in-fact		)
for and on behalf of		)
GOOD FIEFDOM (MI) LIMITED		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

SIGNED by	/s/ Freya Reevell	)
)
as attorney-in-fact		)
for and on behalf of		)
GOOD QUEEN (MI) LIMITED		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

SIGNED by	/s/ Freya Reevell	)
)
as attorney-in-fact		)
for and on behalf of		)
GREAT FOX (MI) LIMITED		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

SIGNED by	/s/ Freya Reevell	)
)
as attorney-in-fact		)
for and on behalf of		)
GREAT EWE (MI) LIMITED		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

SIGNED by	/s/ Freya Reevell	)
)
as attorney-in-fact		)
for and on behalf of		)
GOOD TITAN (MI) LIMITED		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

SIGNED by	/s/ Freya Reevell	)
)
as attorney-in-fact		)
for and on behalf of		)
AURELIUS (MI) LIMITED		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

SIGNED by by	/s/ Freya Reevell	)
)
as attorney-in-fact		)
for and on behalf of		)
GAIUS (MI) LIMITED		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

SIGNED by	/s/ Freya Reevell	)
)
as attorney-in-fact		)
for and on behalf of		)
GOOD EARL (MI) LIMITED		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

SIGNED by	/s/ Freya Reevell	)
)
as attorney-in-fact		)
for and on behalf of		)
HOSIDIUS (MI) LIMITED		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

ORIGINAL LENDERS

SIGNED by	/s/ Tabishe Arshad	)
duly authorised		)
for and on behalf of		)
NORDEA BANK ABP, FILIAL I NORGE		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

SIGNED by	/s/ Tabishe Arshad	)
duly authorised		)
for and on behalf of		)
SKANDINAVISKA ENSKILDA		)
BANKEN AB (PUBL), SINGAPORE BRANCH		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

ARRANGERS

SIGNED by	/s/ Tabishe Arshad	)
duly authorised		)
for and on behalf of		)
NORDEA BANK ABP, FILIAL I NORGE		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
	United Kingdom	)

SIGNED by	/s/ Tabishe Arshad	)
duly authorised		)
for and on behalf of		)
SKANDINAVISKA ENSKILDA		)
BANKEN AB (PUBL), SINGAPORE BRANCH		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
United Kingdom)

FACILITY AGENT

SIGNED by	/s/ Tabishe Arshad	)
duly authorised		)
for and on behalf of		)
NORDEA BANK ABP, FILIAL I NORGE		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
United Kingdom)

SECURITY AGENT

SIGNED by	/s/ Tabishe Arshad	)
duly authorised		)
for and on behalf of		)
NORDEA BANK ABP, FILIAL I NORGE		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
United Kingdom)

COORDINATOR

SIGNED by	/s/ Tabishe Arshad	)
duly authorised		)
for and on behalf of		)
NORDEA BANK ABP, FILIAL I NORGE		)
in the presence of:		)

Witness' signature:	/s/ S. Sadhika	)
Witness' name:	S. Sadhika	)
Witness' address:	Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB
United Kingdom)